UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.            )

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Jones Lang LaSalle Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2016 Annual Meeting of Shareholders and Proxy Statement

Jones Lang LaSalle Incorporated

To Our Shareholders

April 15, 2016

Dear Shareholder:

The 2016 Annual Meeting of Shareholders of Jones Lang LaSalle Incorporated (Jones Lang LaSalle, which may sometimes be referred to as JLL, the Company or as we, us, or our) will take place on Friday, May 27, 2016, beginning at 1:00 p.m., local time, at the JLL office located at the Aon Centre, 200 East Randolph Drive, 46th Floor, Chicago, Illinois 60601.

At this year’s meeting, we will vote on the election of ten directors and the ratification of the election of KPMG LLP as our independent registered public accounting firm. We will also conduct a non-binding advisory vote to approve the compensation of the Company’s named executive officers.

There are three pending changes on the Board of Directors (the Board) this year:

•	David B. Rickard and Roger T. Staubach have decided not to stand for re-election at this year’s Annual Meeting. We are very grateful for the significant contributions that each of them has made to our Board; Dave for nine years (including as the Chairman of our Audit Committee) and Roger for eight. Roger will remain the Executive Chairman of our Americas business. All of the other current directors are standing for re-election.

•	We are pleased that Christian Ulbrich has been nominated to stand for election at the 2016 Annual Meeting. Christian has been the Chief Executive Officer of our Europe, Middle East, and Africa (EMEA) business segment since January 2009, and before that he served as the Managing Director of our Germany business from April 2005. As we previously announced, he will become President of JLL effective June 1, 2016. Colin Dyer, who is standing for re-election to our Board and currently holds both the Chief Executive Officer and President roles, will retain the Chief Executive Officer role as of the June 1 transition date.

Your vote is very important to us. This year, we are again voluntarily furnishing proxy materials to our shareholders on the Internet rather than mailing printed copies to each shareholder. This serves our sustainability goals and also saves us significant postage, printing, and processing costs. Whether or not you plan to attend the Annual Meeting, please cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone, as promptly as possible. You may also request a paper proxy card to submit your vote by mail if you prefer. If you attend the Annual Meeting, you may vote your shares in person even if you have previously given your proxy.

The mailing address of our principal executive office is JLL, Aon Centre, 200 East Randolph Drive, 46th Floor, Chicago, Illinois. We anticipate that we will mail the Notice of Internet Availability of Proxy Materials to our shareholders on or about April 15, 2016. The proxy materials we are furnishing on the Internet include our 2015 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2015.

We appreciate your continued interest in JLL.

Sheila A. Penrose Chairman of the Board of Directors	Colin Dyer Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

When: Friday, May 27, 2016 1:00 p.m.	Where: JLL Chicago Office Aon Centre 200 East Randolph Drive, 46th Floor Chicago, Illinois 60601

Items of Business

The Annual Meeting will have the following purposes:

1.	To elect ten Directors to serve one-year terms until the 2017 Annual Meeting of Shareholders and until their successors are elected and qualify;

2.	To approve, by non-binding vote, executive compensation (say-on-pay); and

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016.

Record Date

The Board of Directors has fixed the close of business on Monday, March 14, 2016 as the record date for determining the shareholders entitled to receive notice of, and to vote at, the Annual Meeting. We will permit only shareholders, or persons holding proxies from shareholders, to attend the Annual Meeting.

By Order of the Board of Directors

Mark J. Ohringer Corporate Secretary

April 15, 2016

YOUR VOTE IS VERY IMPORTANT. ANY SHAREHOLDER MAY ATTEND THE ANNUAL MEETING IN PERSON. IN ORDER FOR US TO HAVE THE QUORUM NECESSARY TO CONDUCT THE ANNUAL MEETING, WE ASK THAT SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE ANNUAL MEETING IN PERSON GIVE THEIR PROXY OVER THE INTERNET OR BY TELEPHONE. IF YOU PREFER, YOU MAY ALSO REQUEST A PAPER PROXY CARD TO SUBMIT YOUR VOTE BY MAIL. YOU MAY REVOKE ANY PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING.

PROXY STATEMENT SUMMARY

To assist your consideration of the proposals to be acted upon at our 2016 Annual Meeting, we highlight below the important information you will find in this Proxy Statement. This summary does not contain all information you should consider, and you should carefully read the entire Proxy Statement and Annual Report on Form 10-K before you vote.

Financial and Operational Highlights

In 2015, JLL delivered historically-high revenues and profits by continuing to execute on its Strategy 2020, which includes the following overall objectives:

We believe we remain well-positioned to take advantage of the opportunities in a consolidating industry and to navigate successfully the dynamic markets in which we compete worldwide.

Among its financial and operational highlights for 2015, JLL:

•	Recognized record fee revenue of $5.2 billion, a 17% increase over 2014.

•	Generated adjusted net income of $455 million, 26% higher than 2014. Adjusted net income of $454.5 million for the year ended December 31, 2015 was calculated as net income attributable to common shareholders of $438.4 million excluding restructuring and acquisition charges of $16.1 million.

•	Maintained our investment-grade balance sheet for growth, reflecting the firm’s strong cash generation.

•	Upgraded our investment grade credit rating to BBB+ (stable outlook) with Standard & Poor’s Ratings Services (S&P) and Baa2 (postive outlook) with Moody’s Investors Service, Inc. (Moody’s).

•	Generated annual double-digit growth across all three of LaSalle Investment Management’s (LaSalle) major fee categories, with total revenue increasing 16%. At the end of 2015, LaSalle had assets under management of $56.4 billion, an increase of 5% over 2014, while raising $5.0 billion of capital.

•	Completed 20 new acquisitions that expanded our capabilities in key regional markets including Australia, Canada, Germany, Ireland, Japan, Poland, Sweden, Turkey, and the United Kingdom, as well as in the United States. The Company’s total net debt was $461 million at year end, an increase of $298 million from 2014, reflecting the pace of the Company’s continued investments and acquisitions.

•	Provided capital markets services for $138 billion of client transactions, a 17% increase from 2014.

•	Completed 35,500 transactions for landlord and tenant clients, representing 1.1 billion square feet of space.

Proxy Statement Summary	S-1

Stock and Dividend Performance

For the calendar year ended December 31, 2015, the price of a share of our Common Stock increased 7.0% which includes the reinvestment of dividends. We paid total dividends of $0.56 per share, up from $0.48 the previous year, an increase of 16.67%.

Industry Recognition

During 2015, we continued to win numerous awards that reflected the quality of the services we provide to our clients, the integrity of our people, and our desirability as a place to work, including:

2015 Awards

•      World’s Most Admired Companies, Fortune Magazine

•      50 Out Front for Diversity Leadership: Best Places for Women and Diverse Managers to Work, Diversity MBA Magazine

•      For the eighth consecutive year, one of the World’s Most Ethical Companies by the Ethisphere Institute

•      For the seventh consecutive year, one of the Global Outsourcing 100 — by the International Association of Outsourcing Professionals

•      Perfect Score on the Human Rights Campaign Foundation’s 2015 Corporate Equality Index, a U.S. benchmarking survey on corporate policies and practices related to LGBT workplace equality

•      Listed on the 2020 Honor Roll by the 2020 Women on Boards

•      The Best Law Department in the real estate industry by the Legal 500

•      100 Best Corporate Citizens (#20), CR Magazine

•      Pan-European Property Manager of the Year by Professional Pensions

•      Best Property Consultancy in each of China, Hong Kong, Japan, Philippines, Singapore, Indonesia and India as part of multiple other awards at the International Property Awards for Asia Pacific

•      Energy Star Sustained Excellence Award from the U.S. Environmental Protection Agency

•      Energy Star Climate Communications Award from the U.S. Environmental Protection Agency

•      Global Real Estate Company of the Year (LaSalle), Estates Gazette

•      Core Property Manager of the Year (LaSalle), Professional Pensions

•      Excellence in Global Corporate Governance, India Institute of Directors

Financial Performance

The following table presents key financial data for each of the last three fiscal years, all as of each year end.

($ in millions, except per share data)	2013	2014	2015
Revenue	$4,461	$5,429	$5,965
Total operating expenses	4,092	4,963	5,435
Operating income	368	465	529
Net income available to common shareholders	269	385	438
Diluted earnings per common share	5.98	8.52	9.65
EBITDA attributable to common shareholders (1)	476	605	707
Total Assets	4,597	5,075	6,205
Total Net Debt (2)	437	162	461
Total Liabilities	2,406	2,652	3,475
Total Shareholders’ Equity	2,179	2,386	2,688
Cash Dividends Paid	20	21	25

The above information is qualified in its entirety by the more detailed and complete information in our Annual Report on Form 10-K for the year ended December 31, 2015.

(1) EBITDA attributable to common shareholders represents earnings before interest expense, net of interest income, income taxes, depreciation and amortization. Although EBITDA attributable to common shareholders is a non-GAAP financial measure, it is used extensively by management and is useful to investors and lenders as metrics for evaluating operating performance and liquidity. EBITDA attributable to common shareholders also is used in the

Proxy Statement Summary	S-2

calculations of certain covenants related to the Company’s long-term bank credit facility. However, EBITDA attributable to common shareholders should not be considered as an alternative either to net income available to common shareholders or net cash by operating activities, both of which are determined in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). A reconciliation of our net income attributable to common shareholders to EBITDA attributable to common shareholders and then to EBITDA is contained in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, in our Annual Report on Form 10-K for the year ended December 31, 2015.

(2) Net debt is calculated by adding total debt and deferred business acquisition obligations, less cash.

Corporate Governance

Our mission as an organization is to deliver exceptional strategic, fully-integrated services, best practices, and innovative solutions for real estate owners, occupiers, investors, and developers worldwide. In order to achieve our mission, we realize we must establish and maintain an enterprise that will sustain itself over the long-term for the benefit of all of its stakeholders—clients, shareholders, employees, suppliers, and communities, among others. Accordingly, we have committed ourselves to effective corporate governance that reflects best practices and the highest level of business ethics. To that end, and as the result of our shareholder engagement efforts, over the past years we have adopted the following significant corporate governance policies and practices:

Corporate Governance Policies and Practices

•       Significant Majority of Independent Directors

•      Separate Non-Executive Chairman of the Board and Chief Executive Officer Roles

•      Highly Diverse Board (as to gender, ethnicity and experience)

•      Annual Election of All Directors

•      Annual Shareholder “Say-on-Pay” Vote for Executive Compensation

•      Majority Voting for Directors

•      Independent Directors Meet Without Management Present at Each In-Person Meeting

•      Company Code of Business Ethics Applicable to Directors

•      Right of Shareholders Owning 30% of Outstanding Shares to Call a Special Meeting of Shareholders for any Purpose

•      Annual Evaluation of Board Effectiveness by Senior Management

•      Annual Board and Committee Self-Evaluation

•      Stewardship Compensation Program for Directors, with No Separate Meeting Fees

•      Two-Thirds of Board Stewardship Compensation is in Company Shares

•      No Perquisites to Board Members

•      Minimum Shareholding Requirement for Directors

•      Policy Against Pledging and Hedging Company Stock

•      Board Orientation / Education Program

•      Corporate Compliance Program

•      Disclosure Committee for Financial Reporting

•      Related Party Transactions Policy requiring approval by the Nominating and Governance Committee of any Related Party Transactions

•      Company Makes Negligible Political Contributions

•      Regular Succession Planning for Both Management and Board

•      Directors Not “Over-Boarded”

•      Significant engagement with employees, senior management and clients at Board meetings, which take place across our major offices globally

•      Increasingly sophisticated integrated reporting and corporate sustainability reporting

Proxy Statement Summary	S-3

Objectives of Executive Compensation

The principal objectives of the Compensation Committee of our Board of Directors are to (1) align the compensation of each member of the Global Executive Board, our senior-most management group, with the Company’s short-term and long-term performance, (2) provide incentives for driving and meeting the Company’s strategic goals, and (3) help attract and retain the leaders who will be crucial to the Company’s long-term success and ultimate sustainability.

We compensate the members of our Global Executive Board using the following principal elements:

Element	Type
Annual Cash and Equity	Base salary, paid in cash
Annual incentives based on short-term performance, paid in cash and restricted stock with time vesting
Long-Term Incentive Compensation	Long-term incentive plans based on performance over multi-year periods, paid in restricted stock with time vesting and post-vesting hold requirement
CEO performance incentive and retention plan
Retirement	Same as for employees generally (401(k) match in the U.S. and standard plans in other countries)

We do not provide any significant perquisites. Our Board of Directors has decided that restricted stock grants made to our senior executives in 2013 and beyond under our long-term incentive compensation plans have a “double trigger” in the case of a change in control (namely the executive’s employment must be terminated after the change in control in order for the restricted stock to vest on an accelerated basis).

Shareholder Voting Matters

Voting Proposal		Board Voting Recommendation
Proposal 1:	Election of Ten Directors	FOR each nominee listed below
Proposal 2:	Non-Binding “Say-on-Pay” Vote Approving Executive Compensation	FOR
Proposal 3:	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR

Proxy Statement Summary	S-4

Director Nominees for Election at the 2016 Annual Meeting

Name	Age	Director Since	Position	Independent	Audit Committee(1)	Compensation Committee	Nominating and Governance Committee	Other Current Public Boards (2)
Current Directors Who Are Nominees Standing for Re-Election
Hugo Bagué	55	2011	Group Executive, Organisational Resources, Rio Tinto plc	Yes	—	Yes	Yes	—
Samuel A. Di Piazza, Jr.	65	2015	Retired Global Chief Executive Officer, Pricewaterhouse Coopers International Ltd.	Yes	—	Yes	Yes	2
Colin Dyer	63	2004	Chief Executive Officer and President, JLL (3)	No	—	—	—	—
Dame DeAnne Julius	67	2008	Chairman, University College London	Yes	Yes	Yes	Yes	1
Ming Lu	57	2009	Partner, KKR & Co., L.P.	Yes	—	Chairman	Yes	—
Martin H. Nesbitt	53	2011	Co-Chief Executive Officer, The Vistria Group, LLC	Yes	Yes	—	Yes	2
Sheila A. Penrose	70	2002; Chairman Since 2005	Chairman of the Board, JLL	Yes	Yes	Yes	Chairman	1
Ann Marie Petach	55	2015	Retired Chief Financial Officer, BlackRock, Inc., and Treasurer, Ford Motor Company	Yes	Yes	—	Yes	—
Shailesh Rao	44	2013	Vice President for Asia Pacific, Latin America and Emerging Markets, Twitter, Inc.	Yes	—	Yes	Yes	—
Nominee for First-Time Election
Christian Ulbrich	49	First-Time Nominee	Chief Executive Officer for EMEA, JLL (3)	No	—	—	—	—

(1)	David B. Rickard is currently the Chairman of the Audit Committee. He has decided not to stand for re-election at the Annual Meeting. Promptly after the Annual Meeting, the Board will appoint a new Chairman for the Audit Committee.

(2)	Reflects directors that are currently are, or at any other time during 2015 were, on boards of other publicly-traded entities. Additional information about other board service is described in the Proxy Statement under “Directors and Corporate Officers — Biographical Information; Composition of the Board of Directors.”

(3)	As previously announced, Christian Ulbrich will assume the role of President of JLL on June 1, 2016. He will be replaced in his current role as Chief Executive Officer of JLL’s EMEA business segment. Colin Dyer, who is currently our Chief Executive Officer and President, will retain the Chief Executive Officer role effective June 1, 2016.

Proxy Statement Summary	S-5

Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	The Board is providing these proxy materials to you in connection with our 2016 Annual Meeting of Shareholders (including any adjournments or postponements, the Annual Meeting). The Annual Meeting will take place at 1:00 p.m. local time, on Friday, May 27, 2016, at the JLL office located in Chicago, Illinois. We first released this proxy statement (Proxy Statement) to our shareholders on or about April 15, 2016.

As one of our shareholders, you are invited to attend the Annual Meeting. You are also entitled to vote on each of the matters we describe in this Proxy Statement.

A proxy is the legal designation you give to another person to vote the shares of stock you own. If you designate someone as your proxy in a written document, that document is called a proxy card. We have designated two of our officers as proxies for our Annual Meeting: Colin Dyer and Mark J. Ohringer. We are asking you to designate each of them separately as a proxy to vote your shares on your behalf.

Q:	Why is JLL making these materials available over the Internet rather than mailing them?

A:	Under the “Notice and Access Rule” that the United States Securities and Exchange Commission (the SEC) has adopted, we may furnish proxy materials to our shareholders on the Internet rather than mailing printed copies of those materials to each shareholder. This helps us meet our sustainability goals and it will save significant postage, printing and processing costs. If you received a Notice Regarding the Availability of Proxy Materials (Notice of Internet Availability) by mail, you will not receive a printed copy of our proxy materials unless you specifically request one. Instead, the Notice of Internet Availability will instruct you about how to (1) access and review our proxy materials on the Internet and (2) access your proxy card to vote on the Internet or by telephone.

We anticipate that we will mail the Notice of Internet Availability to our shareholders on or about April 15, 2016.

Q:	How can I have printed copies of the proxy materials mailed to me?

A:	If you received a Notice of Internet Availability by mail and you would prefer to receive a printed copy of our proxy materials, including a paper proxy card, please follow the instructions included in the Notice of Internet Availability.

Q:	What information does this Proxy Statement contain?

A:	The information in this Proxy Statement relates to (1) the proposals on which our shareholders will vote at the Annual Meeting and (2) the voting process. It includes the information about JLL that we are required to disclose as the basis for your decision about how to vote on each proposal.

Q:	What other information are you furnishing with this Proxy Statement?

A:	Our 2015 Annual Report, which includes our annual report on Form 10-K for the year ended December 31, 2015, has been made available on the Internet to all shareholders entitled to vote at the Annual Meeting and who received the Notice of Internet Availability. You may also view our 2015 Annual Report and this Proxy Statement at www.jll.com in the “Investor Relations” section.

You may obtain a paper copy of our 2015 Annual Report and this Proxy Statement without charge by writing the JLL Investor Relations Department at the address of our principal executive office, 200 East Randolph Drive, Chicago, Illinois 60601, or by calling +1.312.228.2430.

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Q:	What items of business will be voted on at the Annual Meeting?

A:	The three items of business scheduled to be voted on at the Annual Meeting are:

•	Proposal 1: The election of ten Directors to serve one-year terms until the 2017 Annual Meeting of Shareholders;

•	Proposal 2: Approval, by non-binding advisory vote, of executive compensation (say-on-pay); and

•	Proposal 3: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016.

Q:	How does the Board recommend that I vote?

A:	Our Board recommends that you vote your shares as follows:

•	FOR each of the ten nominees to the Board;

•	FOR the non-binding advisory say-on-pay vote approving executive compensation; and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016.

Q:	What shares may I vote?

A:	Only shareholders of record of JLL’s Common Stock (NYSE: JLL), $0.01 par value per share (the Common Stock), at the close of business on Monday, March 14, 2016 (the Record Date), are entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters voted upon by shareholders and is entitled to vote for as many persons as there are Directors to be elected. Based on the information we have received from Computershare, our transfer agent and stock registrar, there were 45,116,460 voting shares of Common Stock outstanding on the Record Date. The shares of our Common Stock are held in approximately 372 registered accounts. According to Broadridge Investor Communications, those registered accounts represent approximately 62,533 beneficial owners (which we believe includes the number of individual holders in certain reported mutual funds that hold our shares).

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Most JLL shareholders hold their shares through a broker or other nominee rather than directly in their own names. There are some distinctions between (1) shares you hold of record in your own name and (2) those you own beneficially through a broker or nominee, as follows:

Shareholder of Record

If your shares are registered directly in your name with JLL’s stock registrar, Computershare, then with respect to those shares we consider you to be the shareholder of record. As a shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

Beneficial Owner

If you hold shares in a brokerage account or by a trustee or another nominee, then we consider you to be the beneficial owner of shares held “in street name,” and we are furnishing these proxy materials to you through your broker, trustee, or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and we are also inviting you to attend the Annual Meeting.

Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee, or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Your broker, trustee, or nominee has enclosed or provided instructions to you on how to vote your shares.

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Q:	How can I attend the Annual Meeting?

A:	You are entitled to attend the Annual Meeting only if you were a JLL shareholder as of the close of business on Monday, March 14, 2016 or you hold a valid proxy for the Annual Meeting. You should be prepared to present a photo identification for admittance. In addition, if you are a shareholder of record, we will verify your name against the list of shareholders of record on the Record Date prior to admitting you to the Annual Meeting. If you are not a shareholder of record but hold shares through a broker, trustee or nominee (in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to March 14, 2016, a copy of the voting instruction card furnished to you, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, we will not admit you to the Annual Meeting.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	You may vote in person at the Annual Meeting those shares you hold in your name as the shareholder of record. You may vote in person at the Annual Meeting shares you hold beneficially in street name only if you obtain a legal proxy from the broker, trustee, or nominee that holds your shares, giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. Shareholders may deliver their proxies either:

•	Electronically over the Internet at www.proxyvote.com;

•	By telephone (please see your proxy card for instructions); or

•	By requesting, completing and submitting a properly signed paper proxy card as outlined in the Notice of Internet Availability.

Q:	May I change my vote or revoke my proxy?

A:	You may change your vote at any time prior to the vote at the Annual Meeting. If you are the shareholder of record, you may change your vote by:

•	Granting a new proxy bearing a later date (which automatically revokes the earlier proxy);

•	Providing a written notice of revocation prior to your shares being voted; or

•	Attending the Annual Meeting and voting in person.

A written notice of revocation must be sent to our Corporate Secretary at the address of our principal executive office, which we provide above. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or nominee or (2) if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:	Who can help answer my questions?

A:	If you have any questions about the Annual Meeting or how to vote or revoke your proxy, please contact Broadridge Investor Communications at +1.631.254.7400.

If you need additional copies of this Proxy Statement or voting materials, please contact Broadridge Investor Communications at the number above or the JLL Investor Relations team at +1.312.228.2430.

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Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of shares of our Common Stock that are issued and outstanding and are entitled to vote must be present in person or represented by proxy.

Q:	What is the voting requirement to approve each of the proposals?

A:	The Company has established a majority-vote standard for the election of Directors. Accordingly, in order to be elected, each Director must receive at least a majority of the votes cast for him or her by holders of Common Stock entitled to vote at the Annual Meeting. There is no cumulative voting for Directors.

Although the advisory vote on executive compensation is non-binding, our Board will review the result of the vote and, consistent with our philosophy of shareholder engagement, will take it into account in making a determination concerning executive compensation in the future.

The affirmative vote of a majority of the total number of votes cast by holders of Common Stock entitled to vote at the Annual Meeting will be necessary to (1) approve executive compensation through a non-binding advisory say-on-pay vote and (2) ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2016.

Q:	How are votes counted?

A:	For the purpose of determining whether a quorum is present at the Annual Meeting, we will count shares of Common Stock represented in person or by properly executed proxy. We will treat shares which abstain from voting as to a particular matter and broker non-votes (defined below) as shares that are present at the Annual Meeting for purposes of determining whether a quorum exists, but we will not count them as votes cast on such matter.

Accordingly, abstentions and broker non-votes will have no effect in determining whether Director nominees have received the requisite number of affirmative votes.

Abstentions and broker non-votes will also have no effect on (1) the voting with respect to the approval of the non-binding vote on executive compensation or (2) the ratification of the appointment of KPMG LLP.

Brokers holding shares of stock for beneficial owners have the authority to vote on certain “routine” matters, in their discretion, in the event they have not received instructions from the beneficial owners. However, when a proposal is not a “routine” matter and a broker has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the broker may not vote the shares for that proposal.

A “broker non-vote” occurs when a broker holding shares for a beneficial owner signs and returns a proxy with respect to those shares of stock held in a fiduciary capacity, but does not vote on a particular matter because the broker does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner.

Q:	What happens if I sign but do not give specific voting instructions on my proxy?

A:	If you hold shares in your own name and you submit a proxy without giving specific voting instructions, the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement.

If you hold shares through a broker, trustee or other nominee and do not provide your broker with specific voting instructions, under the rules that govern brokers in such circumstances, your broker will not have the authority to exercise discretion to vote your shares with respect to Proposal 1 (election of Directors) or Proposal 2 (say-on-pay), but will have the authority to exercise discretion to vote your shares with respect to Proposal 3 (ratification of KPMG LLP).

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Q:	What happens if a Director does not receive a majority of the votes cast for him or her?

A:	Under our By-Laws, if a Director does not receive the vote of at least the majority of the votes cast, that Director will promptly tender his or her resignation to the Board. Our Nominating and Governance Committee will then make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board is required to take action with respect to the resignation, and publicly disclose its rationale, within 90 days from the date of the certification of the election results. If a resignation is not accepted by the Board, the Director will continue to serve until the next Annual Meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. We provide additional details about our majority voting procedures under “Corporate Governance Principles and Board Matters” below.

Q:	What is householding?

A:	As permitted by the 1934 Act, only one copy of this proxy statement is being delivered to shareowners residing at the same address, unless the shareowners have notified the Company of their desire to receive multiple copies of the proxy statement. This is known as householding. The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any shareowner residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to our Corporate Secretary at the address of our principal executive office, which we provide above. Shareowners of record residing at the same address and currently receiving multiple copies of the proxy statement may contact our registrar and transfer agent, Computershare, to request that only a single copy of the proxy statement be mailed in the future. Contact Computershare by phone at (888) 265-3747 or by mail at 250 Royall Street, Canton, MA 02021. Beneficial owners should contact their bank, broker or other nominee.

Q:	What should I do if I receive more than one set of voting materials?

A:	There are circumstances under which you may receive more than one Notice of Internet Availability. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one Notice. Please vote each different proxy you receive, since each one represents different shares that you own.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and then disclose the final results in a Form 8-K filing with the SEC within four business days after the date of the Annual Meeting.

Q:	What is the deadline to propose actions for consideration at next year’s Annual Meeting of Shareholders or to nominate individuals to serve as Directors?

A:	Shareholder proposals intended to be presented at the 2017 Annual Meeting and included in JLL’s Proxy Statement and form of proxy relating to that Annual Meeting pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934 (as amended, the Exchange Act) must be received by JLL at our principal executive office by December 16, 2016.

Our By-Laws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted to our Corporate Secretary at our principal executive office not later than February 28, 2017 and not earlier than January 29, 2017. In addition, any shareholder intending to nominate a candidate for election to the Board at the 2017 Annual Meeting must give timely written notice to our Corporate Secretary at our principal executive office not later than February 28, 2017 and not earlier than January 29, 2017.

Shareholders may, subject to and in accordance with our By-Laws, recommend director candidates for consideration by the Nominating and Governance Committee. The recommendation must be delivered to our Corporate Secretary, who will forward the recommendation to the Nominating and Governance Committee for consideration.

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DIRECTORS AND CORPORATE OFFICERS

Biographical Information; Composition of the Board of Directors

We provide below biographical summaries for each of:

•	Our eight current Non-Executive Directors standing for re-election;

•	One current Director standing for re-election who is also a Corporate Officer;

•	One first-time nominee for election who is also a Corporate Officer; and

•	Our additional Corporate Officers.

Director Qualifications

In the case of each Director who is a nominee for election at the 2016 Annual Meeting, we also provide below under “Three Proposals To Be Voted Upon At The Annual Meeting—Proposal 1” a separate Qualifications Statement indicating those specific qualifications, attributes and skills that support his or her membership on our Board of Directors.

Current Board Composition and Nominees for Election

Our Board currently consists of the following 11 members:

Hugo Bagué	Ming Lu	Shailesh Rao

Samuel A. Di Piazza, Jr.	Martin H. Nesbitt	David B. Rickard

Colin Dyer	Sheila A. Penrose	Roger T. Staubach

Dame DeAnne Julius	Ann Marie Petach

All of the above Directors served for all of 2015 and through the date of this Proxy Statement, except that each of Mr. Di Piazza and Ms. Petach were first elected to the Board at the 2015 Annual Meeting of Shareholders on May 29, 2015. All of the above Directors are nominees for election except for Messrs. Rickard and Staubach, each of whom has decided not to stand for re-election at the 2016 Annual Meeting. In addition, based on the recommendation of the Nominating and Governance Committee, the Board has nominated Christian Ulbrich, currently the Chief Executive Officer of JLL’s EMEA business segment and who will become President of the Company as of June 1, 2016, for first-time election at the 2016 Annual Meeting.

Changes in Corporate Officer Positions

Louis F. Bowers was appointed JLL’s Global Controller, effective August 14, 2015. In this role, Mr. Bowers is our principal accounting officer.

Grace T. Chang was appointed Managing Director of Global Corporate Finance and Investor Relations, effective November 30, 2015.

Bryan J. Duncan was appointed JLL’s Global Treasurer, effective August 14, 2015.

John Forrest, the Chief Executive Officer of our Americas Corporate Solutions business and Chairman of our Global Corporate Solutions Board, joined JLL’s Global Executive Board, effective January 1, 2016.

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Current Non-Executive Directors Standing for Re-Election

Hugo Bagué Mr. Bagué, 55, has been a Director of JLL since March 2011. He is a nominee standing for election to our Board at the 2016 Annual Meeting. Since 2007, Mr. Bagué has been a Group Executive for Rio Tinto Organisational Resources with overall responsibility currently for Human Resources, Health, Safety, Environment and Communities, External Affairs, Media Relations, Corporate Communications, Procurement, Information Systems and Technology, Shared Services, and Group Property. Headquartered in the United Kingdom, Rio Tinto plc is a leading international mining and metals group that employs 60,000 people worldwide in over forty countries. Mr. Bagué was previously the global vice president of Human Resources for the Technology Solutions Group of Hewlett Packard Corporation, based in Palo Alto, California. Prior to that he worked for Compaq Computer, Nortel Networks and Abbott Laboratories, based out of Switzerland, France, and Germany, respectively. He received a degree in linguistics and post graduate qualifications in Human Resources and Marketing from the University of Ghent in Belgium.
Samuel A. Di Piazza, Jr. Mr. Di Piazza, 65, has been a Director of JLL since May 2015. He is a nominee standing for election to our Board at the 2016 Annual Meeting. Mr. Di Piazza retired as Global Chief Executive Office of PricewaterhouseCoopers International Ltd. in September 2009 after eight years of leading the largest professional services firm in the world. Over his thirty-six year career at PwC, he led the US Firm as Chairman and Senior Partner, the Americas Tax Practice and was a member of the Global Leadership Team. After retiring from PwC, Mr. Di Piazza joined Citigroup, Inc., where he served as Vice Chairman of the Global Corporate and Investment Bank from 2011 until February 2014. He currently serves as the Chair of the Board of Trustees of Mayo Clinic. Mr. Di Piazza serves on the Board of Directors of AT&T, Inc., having previously served as a Director of DirecTV, Inc., prior to its acquisition during 2015 by AT&T, as well as ProAssurance, Inc., both NYSE-listed companies. He is a member of the Executive Committee of St. Patrick’s Cathedral in New York City and The Inner City Scholarship Fund of New York City. He is a Trustee of the USA Foundation Board of the World Economic Forum and a member of the Executive Committee of the National September 11th Memorial and Museum. Mr. Di Piazza has served as a Trustee of the International Financial Reporting Standards Foundation, and is past Chairman of the Geneva-based World Business Council on Sustainable Development, The Conference Board, Inc., Junior Achievement Worldwide and the Financial Accounting Foundation, the oversight body of the FASB. Mr. Di Piazza received a B.S. in accounting from the University of Alabama and an M.S. from the University of Houston. Mr. Di Piazza is the co-author of Building Public Trust: The Future of Corporate Reporting.
Dame DeAnne Julius Dame DeAnne, 67, has been a Director of JLL since November 2008. She is a nominee standing for election to our Board at the 2016 Annual Meeting. Dame DeAnne currently serves as an independent non-executive member of the board of directors of the University College London, one of the world’s leading universities, where she also serves as Chairman. Dame DeAnne was the Chairman of the Royal Institute of International Affairs, also known as Chatham House, from 2003 through 2012. Founded in 1920 and based in London, Chatham House is a world-leading source of independent analysis, informed debate and influential ideas on how to build a prosperous and secure world. From 1997 to 2001, Dame DeAnne served as a founding member of the Monetary Policy Committee of the Bank of England. Prior to that, she held a number of positions in the private sector, including Chief Economist at each of British Airways PLC and Royal Dutch Shell PLC, and was Chairman of the British Airways Pension Investment Management. She has also served as a senior economic advisor at the World Bank and a consultant to the International Monetary Fund. She previously served as a non-executive member of the board of directors of Roche Holding AG, a global healthcare and pharmaceutical firm, BP PLC, one of the world’s largest energy companies, and the board of partners of Deloitte UK, a firm providing audit, consulting, financial advisory, risk management, and tax services. Dame DeAnne has a B.S. in Economics from Iowa State University and a Ph.D. in Economics from the University of California. In January 2013, Dame DeAnne was knighted by The Queen of the United Kingdom for her services to international relations.
Ming Lu Mr. Lu, 57, has been a Director of JLL since May 2009. He is a nominee standing for election to our Board at the 2016 Annual Meeting. Mr. Lu joined KKR Asia Limited in 2006 and since 2007 he has been a Partner with KKR & Co., L.P., a leading global alternative asset manager sponsoring and managing funds that make investments in private equity, fixed income and other assets in North America, Europe, Asia, and the Middle East. In connection with his KKR position, Mr. Lu is a member of the board of directors of four of KKR’s portfolio of companies, including MMI Group, a precision engineering company based in Singapore that provides components to the hard disc, oil and gas and aerospace industries; Masan Consumer Corporation, a leading branded consumer goods company in Vietnam; Weststar Aviation Service Sdn Bhd, a helicopter transportation service provider to offshore oil and gas companies, and Goodpack Limited, a leader in steel intermediate bulk containers, a multi-modal, reusable metal box system that provides packaging, transportation and storage for global core industries. Prior to joining KKR, Mr. Lu was a Partner at CCMP Capital Asia Pte Ltd (formerly JP Morgan Partners Asia Pte Ltd), a leading private equity fund focusing on investments in Asia, from 1999 to 2006. Before that, he held senior positions at Lucas Varity, a leading global automotive component supplier, Kraft Foods International, Inc. and CITIC, the largest direct investment firm in China. Mr. Lu received a B.A. in economics from Wuhan University of Hydro Electrical Engineering in China and an M.B.A. from the University of Leuven in Belgium.

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Martin H. Nesbitt      Mr. Nesbitt, 53, has been a Director of JLL since March 2011. He is a nominee standing for election to our Board at the 2016 Annual Meeting. In January 2013, Mr. Nesbitt became the Co-Chief Executive Officer of The Vistria Group, LLC, a private-equity investment firm. From 2000 until then, Mr. Nesbitt served as President and CEO of PRG Parking Management (known as The Parking Spot), a Chicago-based owner and operator of off-airport parking facilities that he conceived and co-founded in August 2000. Prior to launching The Parking Spot, he was an officer of the Pritzker Realty Group, L.P., the real estate group for Pritzker family interests. Before that, Mr. Nesbitt was a Vice President and Investment Manager at LaSalle Partners, one of the predecessor corporations to JLL. He is a member of the board of directors of Norfolk Southern Corporation, one of the premier rail transportation companies in the United States, and American Airlines Group, the holding company for American Airlines. Mr. Nesbitt is also a Trustee of Chicago’s Museum of Contemporary Art. He is the Treasurer for Organizing for America, the successor organization to Obama for America, a project of the Democratic National Committee, and is also the Chairman of the Barack Obama Foundation, the foundation created in January 2014 to establish the Barack Obama Presidential Library and Museum, among other things. He has previously been a member of the board of directors of the Pebblebrook Hotel Trust, a real estate investment trust and a member of The University of Chicago Laboratory School Board. Mr. Nesbitt has an M.B.A. from the University of Chicago and both a Bachelor’s degree and an honorary doctorate degree from Albion College, Albion, Michigan.

Sheila A. Penrose      Ms. Penrose, 70, has been a Director of JLL since May 2002 and has been the Chairman of the Board since January 1, 2005. She is a nominee standing for election to our Board at the 2016 Annual Meeting. Ms. Penrose served as an Executive Advisor to The Boston Consulting Group from January 2001 to December 2007. In September 2000, Ms. Penrose retired from Northern Trust Corporation, a bank holding company and a global provider of personal and institutional financial services, after more than 23 years of service. While at Northern Trust, Ms. Penrose served as President of Corporate and Institutional Services and as a member of the Management Committee. Ms. Penrose is a member of the board of directors of McDonald’s Corporation, the world’s leading foodservice retailer, and Entrust Datacard Group, a supplier of systems for secure identity and secure transaction solutions. Ms. Penrose previously served on the board of directors of eFunds Corporation, a provider of integrated information and payment solutions, and Nalco Chemical Corp., a specialty chemicals provider. Ms. Penrose serves on both the steering committee of the Community of Chairmen and the advisory board of the Gender Parity initiative of the World Economic Forum, on the board of the Chicago Council on Global Affairs, and as a founding member of the US 30% Club. Ms. Penrose received a Bachelor’s degree from the University of Birmingham in England and a Master’s degree from the London School of Economics. She also attended the Executive Program of the Stanford Graduate School of Business. In 2010, Ms. Penrose was inducted into the Chicago Business Hall of Fame and in 2014 was named a finalist for Chairman of the Year by NYSE Governance Services.

Ann Marie Petach      Ms. Petach, 55, has been a Director of JLL since May 2015. She is a nominee standing for election to our Board at the 2016 Annual Meeting. From 2007 until 2014, Ms. Petach was a senior leader at BlackRock, Inc., the world’s largest investment management firm managing over $4.6 trillion of assets on behalf of governments, companies, foundations, and millions of individuals globally. Most recently, Ms. Petach was the co-head of US Client Solutions and prior to that she was the Chief Financial Officer of BlackRock. During 2015 and so far in 2016, she has been an employee of Google, Inc., working on a special project. Prior to joining BlackRock in 2007, Ms. Petach was Vice President, Treasurer at Ford Motor Company, where she worked for the firm in the US, Europe and South America over a period of 23 years. Ms. Petach is currently a member of the board of directors of certain of BlackRock’s affiliated companies and she is a trustee, secretary and treasurer of the Financial Accounting Foundation. Ms. Petach earned a B.A. degree in business and Spanish from Muhlenberg College in 1982 and a MSIA degree from Carnegie Mellon University in 1984.

Shailesh Rao Mr. Rao, 44, has been a Director of JLL since September 2013. He is a nominee standing for election to our Board at the 2016 Annual Meeting. Mr. Rao is the Vice President for Asia Pacific, Latin America and Emerging Markets at Twitter, Inc., the global on-line social networking service. Before joining Twitter in April 2012, Mr. Rao served for seven years in a number of roles, including Managing Director for India, at Google Inc., the global technology company focused on search, operating systems and platforms. Mr. Rao earned the prestigious Google Founder’s Award for his role in the development of Google Maps and Google Earth. He also played a leadership role in the growth of Google’s YouTube business globally as Vice President for the YouTube and Display businesses across Asia Pacific. Mr. Rao has dual undergraduate degrees in Economics and History from the University of Pennsylvania and an M.B.A. from the Kellogg School of Management.

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Current Director Standing for Re-Election Who Is Also a Corporate Officer

Colin Dyer Mr. Dyer, 63, has been the President and Chief Executive Officer, and a Director, of JLL since August 2004. Effective June 1, 2016, he will be serving solely as Chief Executive Officer. He is a nominee standing for election to our Board at the 2016 Annual Meeting. Mr. Dyer is currently the Chairman of our Global Executive Board. From September 2000 to August 2004, he was the founding Chief Executive Officer of the WorldWide Retail Exchange, an Internet-based business-to-business exchange whose members include more than 40 of the world’s leading retailers and manufacturers. From 1996 until September 2000, Mr. Dyer was Chief Executive Officer of Courtaulds Textiles plc, an international clothing and fabric company, having served in various management positions with that firm since 1982. From 1978 until 1982, he was a client manager at McKinsey & Company, an international consulting firm. He also previously served on the board of directors, and was the chairman of the audit committee, of Northern Foods plc, a major food supplier to the British retail sector. He is a member of The Chicago Club and the Royal Institution of Chartered Surveyors. Mr. Dyer is also on the Board of Directors of The Executives’ Club of Chicago. Mr. Dyer holds a BSc degree from Imperial College in London and an M.B.A. from INSEAD in Fontainebleau, France.

First-Time Nominee for Director Who Is Also a Corporate Officer

Christian Ulbrich Mr. Ulbrich, 49, has been the Chief Executive Officer for our Europe, Middle East and Africa business segment since January 2009. He is a nominee standing for election to our Board at the 2016 Annual Meeting. He is a member of our Global Executive Board. Effective June 1, 2016, Mr. Ulbrich will transition to the role of President of JLL. From April 2005 through December 2008, he was the Managing Director of JLL’s German business and member of the Board for our Europe, Middle East and Africa region. Prior to that, Mr. Ulbrich was the Chief Executive Officer of the HIH group of companies headquartered in Hamburg, Germany and part of M.M. Warburg Bank. For the ten years prior to that, he held various positions within German and international banks. Mr. Ulbrich is a member of the board of directors of Vonovia SE, Germany’s largest residential real estate company. He has a Diplom Kaufmann degree in Business Administration from the University of Hamburg.

Additional Corporate Officers

Louis F. Bowers Mr. Bowers, 33, has been the Global Controller and Principal Accounting Officer of JLL since August 2015. He served as Director of Accounting Policy of the Company since September 2014. Prior to that, Mr. Bowers served in various positions, including Vice President and Controller, at Retail Properties of America, Inc., from June 2011 to September 2014, and served as Manager – Audit, Real Estate at KPMG LLP from September 2005 to June 2011. Mr. Bowers holds a B.S. in Accountancy from the University of Illinois at Urbana-Champaign.
Grace T. Chang Ms. Chang, 43, is the Managing Director of Global Corporate Finance and Investor Relations of JLL since November 2015. Prior to joining JLL, she served as Managing Director at GE Capital Real Estate both in the United States and Asia from 2005 through 2014 where she held key commercial leadership roles, most recently leading the development and growth of the Asia investment management business and prior to that, business development and global commercial market strategy for real estate investments. During the period between 1995 and 2005, she served in finance positons of increasing responsibility with GE and GE Capital in the United States and Asia Pacific including CFO, financial planning and analysis, corporate mergers, and acquisition integration. Ms. Chang has a B.A. in Economics from the University of California, Berkeley.
Charles J. Doyle Dr. Doyle, 56, has been the Chief Marketing and Communications Officer of JLL since September 2007. From January 2005 until he joined JLL, he was the Global Head of Business Development and Marketing with Clifford Chance, an international law firm. From February 1997 to January 2005, he held a range of global marketing and communications positions with Accenture, a business consulting, technology and outsourcing firm, the last of which was as the global marketing and communications director for its largest business division. He also previously held senior marketing and business development positions with British Telecom, a network and telecommunications services firm, Fujitsu, a technology and information services firm, and started his career with the UK’s nuclear research agency (UKAEA), where he was a business strategist. Dr. Doyle graduated from Glasgow University, where he also received a master’s degree in History and English, and he also holds a doctorate in Modern History from Oxford University. Dr. Doyle is the author of the Oxford Dictionary of Marketing.
Bryan J. Duncan Mr. Duncan, 46, has been the Global Treasurer of JLL since August 2015. He served as Assistant Treasurer of the Company since September 2005. Prior to that, Mr. Duncan served in various positions within the Treasury Department of the Company since September 1999. Prior to joining the Company, Mr. Duncan served as Senior Manager – Investment Management Services and various other positions at KPMG LLP since September 1991. Mr. Duncan is a Certified Public Accountant and holds a B.S. in Accountancy from Illinois State University and an M.B.A. from the University of Chicago.

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John Forrest      Mr. Forrest, 45, is the Global and Americas Chief Executive Officer for our Corporate Solutions business and Chairman of our Global Corporate Solutions Board. Since January 2016, he has also been a member of our Global Executive Board. Mr. Forrest has spent his entire career with JLL, beginning as a management trainee in our Australia business and for more than twenty years has assumed roles of increasing responsibility in different locations globally, including within our corporate real estate services, tenant representation, property management and fund management and workplace strategies businesses. Before re-locating to the United States for his current role, he was previously the Chief Executive Officer of our Corporate Solutions business in Asia Pacific. Mr. Forrest has a Bachelor’s Degree in Land Economics from the University of Western Sydney and an MBA from Macquarie University.

Allan Frazier      Mr. Frazier, 63, has been Executive Vice President, Global Head of Data and Information Management and Chief Data Officer of JLL since January 2014. Prior to joining JLL, from March 2003 to January 2014, Mr. Frazier served in roles of increasing responsibility and ending as Executive Vice President and Global Head of Data and Information Management for HSBC Holdings plc, the global banking organization, and before then at other major financial institutions for which he developed and managed data management teams in most major markets across the Americas, Asia Pacific, and Europe/Middle East. Mr. Frazier has a Bachelor’s degree in Quantitative Geography from The University of California at Berkeley and a Master’s degree in Economic Geography from San Francisco State University.

Alastair Hughes      Mr. Hughes, 50, has been Chief Executive Officer for our Asia Pacific business segment since January 2009 and effective July 1, 2016, will be leaving the firm after 28 years of service. He is a member of our Global Executive Board. He was previously the Chief Executive Officer for our Europe, Middle East and Africa operating segment from November 2005. From 2000 to 2005, Mr. Hughes was the Managing Director of our English business. He joined Jones Lang Wootton, one of the predecessor entities to JLL, in September 1988 and held positions of increasing responsibilities within our Management Services, Fund Management, and Capital Markets businesses. Mr. Hughes graduated in Economics from Heriot Watt University in Edinburgh and has a Diploma in Land Economy from Aberdeen University. He is also a member of the Royal Institute of Chartered Surveyors.

Jeff A. Jacobson      Mr. Jacobson, 54, has been Chief Executive Officer of LaSalle Investment Management, JLL’s investment management business segment, since January 2007. He is a member of our Global Executive Board. From 2000 through 2006, he was Regional Chief Executive Officer of LaSalle Investment Management’s European operations. From 1998 to 2000, Mr. Jacobson was a Managing Director of Security Capital Group Incorporated. During the period between 1986 and 1998, he served in positions of increasing responsibilities with LaSalle Partners, one of the predecessor corporations to JLL. Mr. Jacobson graduated from Stanford University, where he received an A.B. in Economics and an A.M. from its Food Research Institute.

James S. Jasionowski      Mr. Jasionowski, 57, has been Executive Vice President, Chief Tax Officer of JLL since January 2007. He was Executive Vice President, Director of Tax, from April 2002 to December 2006. From October 2001 to March 2002, he served as Managing Director within the Structured Finance Group of General Electric Capital Corporation. He also served as Executive Vice President and Director of Tax of Heller Financial, Inc., a commercial finance company, from September 1997 through December 2001, and as Vice President and Tax Counsel of Heller Financial from May 1993 through August 1997. Prior to that, he held a variety of positions within the tax practice of KPMG from August 1985 through May 1993, ending as Senior Manager, Tax. He held a variety of positions with Jewel Companies, Inc., from June 1981 through July 1985. Mr. Jasionowski has a B.S. in Accountancy from Northern Illinois University, where he was also a University Scholar, and a J.D. from IIT Chicago Kent College of Law.

David A. Johnson Mr. Johnson, 53, has been Executive Vice President, Global Chief Information Officer of JLL since November 2004. He served as the Chief Information Officer for the Americas business segment of JLL from 1999 to 2004. He joined LaSalle Partners, the predecessor firm to JLL, as Head of Technology for the Management Services Group in September 1997. Prior to joining LaSalle Partners, Mr. Johnson served as a practice lead for the Real Estate Operations and Systems Group for PricewaterhouseCoopers in Chicago and New York from 1993 to 1997 and was Manager of Portfolio Performance and Head of Technology for Dreyfus Realty Advisors in New York City from 1990 to 1993. Before joining Dreyfus, he held a variety of positions in the commercial banking industry. Mr. Johnson received a Bachelor’s degree in mathematics and economics from Ithaca College and an M.B.A. in Finance and Economics from Pace University.

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Christie B. Kelly Ms. Kelly, 54, has been Executive Vice President and Chief Financial Officer of JLL since July 2013. She is a member of our Global Executive Board. Before joining JLL, from 2009 she served as the Chief Financial Officer of Duke Realty Corporation, a leading U.S. real estate investment trust specializing in the ownership, management and development of bulk industrial facilities, medical office properties and suburban office buildings. Prior to joining Duke Realty, Ms. Kelly served as Senior Vice President of the Global Real Estate Group at Lehman Brothers, the investment banking firm, from 2007 to 2009. Before that, she was employed by General Electric Company from 1983 to 2007 and served in numerous finance and operational financial management positions in the United States, Europe and Asia that included responsibility for mergers and acquisitions, process improvements, internal audit, and enterprise risk management. She is a member of the board of directors of Kite Realty and was previously a member of the board of directors of the National Bank of Indianapolis. Ms. Kelly is on the board of trustees of the Butler University Business School. Ms. Kelly has a B.A. in Economics from Bucknell University. She has been recognized as one of the Women of Influence by the Indianapolis Business Journal.
Patricia Maxson Dr. Maxson, 57, has been Executive Vice President, Chief Human Resources Officer of JLL since March 2012. From December 2007 until she joined JLL, she served as Vice President, Human Resources for Merck Research Labs at Merck & Co., Inc. From 1988 to 2007, Dr. Maxson held a variety of positions at Rohm and Haas Co., a specialty chemical company, initially as a chemist in the research organization and moving into human resources in 1999. Immediately prior to joining Merck, she served as the Rohm and Haas Human Resources Director for Europe. Dr. Maxson has a B.S. in Chemistry from Michigan State University, a Ph.D. in Chemistry from the University of California, Berkeley, and an M.A. in Clinical Psychology from The Fielding Graduate Institute.
Gregory P. O’Brien Mr. O’Brien, 54, has been the Chief Executive Officer for our Americas business segment since January 2014. He is a member of our Global Executive Board. Mr. O’Brien was previously the Chief Executive Officer of our Americas Markets Solutions business and prior to that the Chief Executive Officer of our Americas Brokerage business. He was the Chief Executive Officer of The Staubach Company prior to its merger with JLL in 2008. Mr. O’Brien earned an M.B.A. from Harvard Business School after graduating from Tufts University with a B.S. in Electrical Engineering.
Mark J. Ohringer Mr. Ohringer, 57, has been Executive Vice President, Global General Counsel and Corporate Secretary of JLL since April 2003. From April 2002 through March 2003, he served as Senior Vice President, General Counsel and Secretary of Kemper Insurance Group, Inc., an insurance holding company. Prior to that, Mr. Ohringer served as General Counsel and Secretary of Heller Financial, Inc., a commercial finance company, from September 2000. He previously served as Chief Corporate Counsel and Deputy General Counsel of Heller Financial from March 1999 to September 2000 as well as other roles within the legal function from the time he joined in December 1993. Prior to joining Heller Financial, Mr. Ohringer was a Partner at the law firm of Winston & Strawn LLP. In 2012, he was named by Corporate Board Member as one of America’s Top General Counsel and in 2011 by the Ethisphere Institute as one of the world’s 100 Most Influential People in Business Ethics. Mr. Ohringer has a B.A. in Economics from Yale University and a J.D. from Stanford Law School.
Parikshat Suri Mr. Suri, 48, has been Executive Vice President, Director of Global Internal Audit of JLL since September 2014. He was CFO of JLL India from May 2008 to August 2014. From January 2006 to May 2008, he served as the CFO of Citi Technology Services Ltd. Prior to that, he held a variety of roles with Motorola India Pvt. Ltd., from 1997 to 2005 ending as a financial controller in that company’s GSM Network business in India. He also worked with ICI India Ltd. from 1994 to 1997. Mr. Suri has a Bachelor of Commerce degree from Panjab University. In 1992, he qualified as a Chartered Accountant in India and was ranked 50th in the country. Mr. Suri is a Certified Public Accountant (inactive).

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Section 16 Reporting Officers

Effective January 1, 2016, we have designated the following Corporate Officers as “Executive Officers” for purposes of reporting under Section 16 of the Exchange Act:

Louis F. Bowers	Jeff A. Jacobson	Gregory P. O’Brien

Charles J. Doyle	Christie B. Kelly	Mark J. Ohringer

Colin Dyer	Patricia Maxson	Christian Ulbrich

Alastair Hughes

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Our policies and practices reflect corporate governance initiatives that we believe comply with:

•	The listing requirements of the New York Stock Exchange (NYSE), on which our Common Stock is traded;

•	The corporate governance requirements of the Sarbanes-Oxley Act of 2002, as currently in effect;

•	SEC regulations; and

•	The General Corporation Law of the State of Maryland, where JLL is incorporated.

We maintain a corporate governance section on our public website, www.jll.com, which includes key information about the corporate governance initiatives that are set forth in our:

•	Articles of Incorporation;

•	By-Laws;

•	Corporate Governance Guidelines;

•	Charters for each of the three standing Committees of our Board of Directors described below;

•	Statement of Qualifications of Members of the Board of Directors; and

•	Code of Business Ethics.

We will make any of this information available in print to any shareholder who requests it in writing from our Corporate Secretary at the address of our principal executive office.

The Board of Directors regularly reviews corporate governance developments and modifies our By-Laws, Guidelines and Committee Charters accordingly. Our Code of Business Ethics applies to all employees of the Company, including all of our executive officers, as well as to the members of our Board of Directors.

JLL is committed to the values of effective corporate governance and the highest ethical standards. We believe that these values will promote the best long-term performance and sustainability of the Company for the benefit of our shareholders, clients, staff, and other constituencies. To this end, over the past years we have adopted the following significant corporate governance policies and practices:

•	Annual elections of all Directors;

•	Annual “say-on-pay” votes by shareholders with respect to executive compensation;

•	Right of shareholders owning 30% of the outstanding shares of our Common Stock to call a special meeting of shareholders for any purpose;

•	Majority voting in Director elections;

•	Separation of the Chairman and CEO roles, with our Chairman serving as the Lead Independent Director;

•	Required approval by the Nominating and Governance Committee of any related-party transactions;

•	Executive session among the Non-Executive Directors at each in-person meeting;

•	Director orientation and continuing education program; and

•	Annual self-assessment by the Board and each of its Committees, and an annual assessment of the Board by senior management.

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Information about the Board of Directors and Corporate Governance

The Board, whose members our shareholders elect annually, is the ultimate decision-making body of the Company except with respect to those matters reserved to the shareholders either by applicable law, our Articles of Incorporation or our By-Laws. The Board elects the Chairman of the Board, the Chief Executive Officer and certain other members of the senior management team. Senior management is responsible for conducting JLL’s business under the oversight of the Board to enhance the long-term value and sustainability of the Company for the benefit of its shareholders. The Board acts as an advisor and counselor to JLL’s senior management and monitors the establishment of its corporate strategy and its performance relative to its strategic goals.

Director Independence

A majority of our Board consists of independent Directors. All of the members of the Audit, Compensation, and Nominating and Governance Committees of our Board are independent Directors. For a Director to be considered independent, the Board must determine that the Director does not have any direct or indirect material relationship with the Company. The Board observes all criteria for independence and experience established by the NYSE (including Rule 303A in its Listed Company Manual) and by other governing laws and regulations.

The Board has determined that Hugo Bagué, Samuel A. Di Piazza, Jr., Dame DeAnne Julius, Ming Lu, Martin H. Nesbitt, Sheila A. Penrose, Ann Marie Petach, Shailesh Rao, and David B. Rickard, all of whom are current members of our Board, are independent according to the criteria we describe above. These are the Directors we describe in this Proxy Statement as being Non-Executive Directors (meaning Directors we do not otherwise employ as Corporate Officers).

In connection with the independence determinations for Hugo Bagué, Samuel A. Di Piazza, Jr., Ming Lu, Martin H. Nesbitt, Sheila Penrose, Ann Marie Petach and Shailesh Rao, the Board considered transactions of the Company with entities with which such Directors are or were associated, as current or former directors, officers, employees, partners and/or equity-holders, noting that each such transaction consists of services being provided by the Company in the ordinary course of business, with customary consideration being received by the Company in exchange therefor (and no consideration being received directly or indirectly by the Director). None of these transactions was considered a material relationship that impacted the applicable Director’s independence.

Given that affiliates of BlackRock, Inc. in the aggregate constitute a significant shareholder of JLL, which may from time to time include certain of the affiliates where Ms. Petach remains a member of the board of directors, we have also put procedures in place, to which BlackRock has agreed, to avoid conflicts of interest with respect to information regarding JLL.

Review and Approval of Transactions with Interested Persons

We have adopted a conflict of interest policy as part of JLL’s Code of Business Ethics under which we expect all Directors, Corporate Officers, and employees of the Company to make business decisions and take actions based upon JLL’s best interests and not based upon personal relationships or benefits.

The Board has also adopted a formal written policy and procedures for the review and approval of any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) (1) that involves a potential corporate opportunity or in which we were, are or will be a participant, (2) where the amount involved exceeds $120,000, and (3) in which any of the following persons had, has or will have a direct or indirect material interest:

•	Our Directors, nominees for Director or Corporate Officers;

•	Any beneficial owner of more than 5% of any class of our voting securities;

•	Any immediate family member of any of the foregoing persons; and

•	Any entity in which any of the foregoing persons has a substantial ownership interest or control of such entity.

Based on the above criteria, we have described the reportable related party transactions with our beneficial owners of more than 5% of our Common Stock, Corporate Officers and Directors in 2015 under “Certain Relationships and Related Transactions” with respect (i) BlackRock, Inc., (ii) The Vanguard Group, and (iii) T. Rowe Price.

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Non-Executive Chairman of the Board; Lead Independent Director

Since January 1, 2005, Ms. Penrose, a Non-Executive Director, has held the role of the Chairman of the Board. The Board has determined that Ms. Penrose will also serve as the Lead Independent Director of the Board for purposes of the NYSE’s corporate governance rules.

In her role as Chairman of the Board, Ms. Penrose’s duties include the following:

•	Chair Board meetings and encourage constructive engagement and open communications;

•	Preside over regularly scheduled executive sessions of our Non-Executive Directors;

•	Coordinate the activities of, and facilitate communications among, our Non-Executive Directors;

•	Chair our annual shareholders’ meetings;

•	Establish each Board meeting agenda, consulting with the Chief Executive Officer and General Counsel, and ensure that the agenda and materials are complete, timely and address the key priorities of the Company and its Board;

•	Represent the Company with clients and shareholders as required;

•	Act as a mentor and confidant to the Chief Executive Officer in support of his successful performance, attend internal Company meetings as required, and encourage direct communications between the Chief Executive Officer and individual members of the Board; and

•	Maintain regular and open dialogue with Board members between meetings.

The Board considers the election of a Chairman annually, immediately following each Annual Meeting of Shareholders. In May 2015, the Board extended the term of Ms. Penrose’s appointment to the date of the 2016 Annual Meeting of Shareholders, at which time the Board will re-evaluate whether to further extend her appointment.

The Board has determined that each person who serves as Chairman of the Board from time to time, if that person is independent, will automatically also serve as a member of each of the Board’s Committees, although not necessarily as its Chairman.

Our leadership structure separates our Chief Executive Officer and Chairman of the Board positions and makes the latter our Lead Independent Director. We believe this approach, which corporate governance experts generally view as the best practice, is useful and appropriate for a complex and global organization such as ours.

Director Orientation and Continuing Education

We provide Directors who join our Board with an initial orientation about the Company, including our business operations, strategy, policies, code of ethics, sustainability, integrated reporting, and governance. We then provide all of our Directors with resources and on-going education opportunities to assist them in staying current about developments in corporate governance and critical issues relating to the operation of public company boards and their committees. We actively participate in various professional organizations, such as the NYSE Governance Council and the Business Ethics Leadership Alliance, that provide training opportunities and information about best practices in corporate governance and business ethics. Our Board also visits Company offices in different cities as part of its regularly scheduled Board meetings, and typically this includes sessions with management, staff and clients.

Annual Board Self-Assessments and Senior Management Assessments

Our Board annually conducts a self-evaluation to determine whether it and its Committees are functioning effectively and how they might enhance their effectiveness. For years prior to 2014, the evaluations were conducted by surveying the Board members in writing (with anonymous responses submitted). As part of that process, (1) our Chairman of the Board also engaged in individual discussions with each Board member about his or her views and (2) the Chairman of our Compensation Committee solicited input from the Board members about the leadership by the Chairman of the Board. Additionally, our Board solicited input (also on an anonymous basis) from the members of senior management who regularly interacted with the Board in order to determine management’s view about how effectively the Board interacted with the Company and oversaw its

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strategies and execution. The Board members reviewed and discussed the responses to both of these surveys, and the Chairman provided senior management with responsive feedback.

For its 2014 self-assessment, the Board retained an independent third party to conduct confidential interviews of each Board member and certain members of senior management, and then discussed the results with the Board.

For its 2015 self-assessment, the Board reverted to the written survey approach. In the future, we anticipate that the Board will alternate between the written and the interview approaches.

Policy on Trading Stock; Policy Against Pledging or Hedging Stock

We have a policy that all Directors, the Corporate Officers listed in this Proxy Statement, and certain other designated individuals (1) must pre-clear all trades in JLL stock with our General Counsel or Deputy General Counsel and (2) may not trade during designated “blackout periods” except under approved SEC Rule 10b5-1 trading plans.

We also generally prohibit Directors and Corporate Officers from engaging in hedging or pledging transactions involving our stock.

Board Meetings During 2015

The full Board of Directors held four in-person meetings and six telephonic meeting during 2015. Each Director who held such position during 2015 attended, in aggregate, at least 75% of all meetings (including teleconferences) of the Board and of any Committee on which such Director served. Our Non-Executive Directors meet in executive session without management participation during every in-person Board meeting.

Standing Board Committees

Our Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The following table identifies:

•	The current members of each of the Committees, all of whom are independent Non-Executive Directors;

•	The Director who currently serves as the Chairman of each Committee; and

•	The number of meetings each Committee held during 2015.

Director Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Hugo Bagué	—	✓	✓
Samuel A. Di Piazza, Jr.	—	✓	✓
Dame DeAnne Julius	✓	—	✓
Ming Lu	—	Chairman	✓
Martin H. Nesbitt	✓	—	✓
Sheila A. Penrose	✓	✓	Chairman
Ann Marie Petach	✓	—	✓
Shailesh Rao	—	✓	✓
David B. Rickard	Chairman	—	✓
Number of Meetings During 2015 (Including teleconferences):	9	6	6

In order to get the benefit of their additional perspectives, we invite Non-Executive Directors who are not members of a given Committee to attend all meetings of each Committee, although they are not obligated to do so. We also provide them access to all Committee materials for their information.

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The Audit Committee

Messrs. Rickard (Chairman) and Nesbitt, Dame DeAnne and Ms. Penrose served as members of our Audit Committee during the entire year of 2015. Ms. Petach was appointed to the Audit Committee shortly after being elected to the Board of Directors at the 2015 Annual Meeting.

Under the terms of its Charter, the Audit Committee acts on behalf of the Board to monitor (1) the integrity of the Company’s financial statements, (2) the qualifications and independence of the Company’s independent registered public accounting firm, (3) the performance of the Company’s internal audit function and of its independent registered public accounting firm, and (4) compliance by the Company with certain legal and regulatory requirements. In fulfilling its responsibilities, the Audit Committee has the full authority of the Board to, among other things:

•	Appoint or replace the independent registered public accounting firm, which reports directly to the Audit Committee;

•	Maintain oversight of the Company’s internal audit function and appoint or replace the Company’s senior internal auditing executive, who reports directly to the Audit Committee;

•	Pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent registered public accounting firm;

•	Review with management and the independent registered public accounting firm the Company’s quarterly financial statements, including disclosures made in management’s discussion and analysis, prior to the filing of the Company’s Quarterly Reports on Form 10-Q;

•	Review with management and the independent registered public accounting firm the Company’s annual audited financial statements, including disclosures made in management’s discussion and analysis, prior to the filing of the Company’s Annual Report on Form 10-K;

•	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies;

•	Discuss with management and the independent registered public accounting firm the Company’s internal controls, disclosure controls and procedures and any major issues as to the adequacy of those controls and procedures and any special steps adopted in light of any material control deficiencies;

•	Establish procedures for the treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	Discuss with management and advise the Board with respect to the Company’s policies and procedures regarding compliance with laws and regulations and with the Company’s Code of Business Ethics.

See also the report of the Audit Committee set forth in the section headed “Audit Committee Report.”

Our Board has determined that each of the members of our Audit Committee is “financially literate” and that at least one of the members has “accounting or related financial management expertise,” in each case as required by the NYSE. Our Board has also determined that at least one of the members of the Committee, Mr. Rickard, its Chairman, qualifies as an “audit committee financial expert” for purposes of the applicable SEC rule.

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The Compensation Committee

Messrs. Lu (Chairman), Bagué and Rao, Dame DeAnne, and Ms. Penrose served as members of the Compensation Committee during the entire year of 2015. Mr. Di Piazza was appointed to the Compensation Committee shortly after being elected to the Board of Directors at the 2015 Annual Meeting.

Under the terms of its Charter, the Compensation Committee acts on behalf of the Board to formulate, evaluate and approve the compensation of the Company’s executive officers and to oversee all compensation programs involving the use of the Company’s Common Stock. In fulfilling its responsibilities, the Compensation Committee has the full authority of the Board to, among other things:

•	Annually review and approve corporate objectives relevant to the compensation of the Company’s Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and determine and certify his or her compensation levels based on such evaluation;

•	Annually review and approve the corporate objectives of the other executive officers of the Company who serve on its Global Executive Board, which is the most senior internal management committee including our Chief Executive Officer, Chief Financial Officer, and the leaders of our four principal business segments, certify performance against those goals and approve the compensation of such other executive officers;

•	Review and approve any employment contracts, deferred compensation plans, severance arrangements and other agreements (including any change in control provisions that are included) for officers of the Company who serve on its Global Executive Board and the overall programs under which any such arrangements may be offered to other employees of the Company;

•	Retain or terminate, as needed, and approve the fees and other retention terms for, compensation and benefits consultants and other outside consultants or advisors to provide advice to the Committee;

•	Discuss the results of the shareholder advisory vote on the compensation paid to our named executive officers;

•	Effectively align compensation opportunities with prudent risk taking and, where required, submit equity and other compensation matters to the Company’s shareholders for their approval;

•	Together with the Audit Committee, the Company’s Chief Financial Officer, Chief Human Resources Officer and, as appropriate, the other senior officers engaged in enterprise risk management, review the Company’s incentive compensation arrangements, considering the Company’s business objectives and an intention to promote appropriate practices and discourage excessive risk-taking. In support of the annual proxy disclosure, the Committee will review whether the Company’s compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company. The Committee will oversee preparation of any disclosure in respect of such risks required to be included in the Company’s annual proxy statement;

•	Review and recommend to the Board for approval the frequency with which the Company will conduct say-on-pay votes under the Dodd-Frank Act, taking into account the results of the most recent shareholder advisory vote on frequency of say-on-pay votes required by Section 14A of the Exchange Act, and review and approve the proposals regarding the say-on-pay vote and the frequency of the say-on-pay vote to be included in the Company’s proxy statement;

•	Adopt policies regarding the adjustment or recovery of incentive awards or payments if the relevant Company performance measures upon which such incentive awards or payments were based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment; and

•	Adopt policies regarding the ability of any employee or Board member, or any designee of such employee or Board member, to purchase financial instruments that are designed to hedge or offset any decrease in the market value of equity securities (1) granted to the employee or Board member by the Company as part of the compensation of the employee or Board member, or (2) held, directly or indirectly, by the employee or Board member.

See also the report of the Compensation Committee set forth in the section headed “Compensation Committee Report.”

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Compensation Committee Interlocks and Insider Participation. There are no Compensation Committee interlocks or insider participation on the Compensation Committee. Certain executive officers attend meetings of the Compensation Committee in order to present information and answer questions of the members of the Compensation Committee.

Relationship Between Compensation Design and Risk-Taking. We periodically consider whether our compensation policies may be reasonably expected to create incentives for our people to take risks that are likely to have a material adverse effect on either our short-term or longer-term financial results or operations. We continue to believe that they do not. We also have not identified historical situations where we believe that our compensation practices drove behaviors or actions that resulted in material adverse effects on our business or prospects.

Broadly speaking, we take two different approaches to compensating our people within the three regions that provide Real Estate Services:

•	For predominantly revenue producing positions (such as brokers), we provide minimal base salaries and then commissions or shares in annual incentive pools that directly relate to financial production results according to individual transactions; and

•	For positions that are (1) oriented more toward longer-term client relationship businesses (such as in our corporate outsourcing businesses), (2) leadership, operational or transaction management roles within business units, markets or teams rather than direct revenue-producing roles or (3) internal staff positions (such as in marketing or human resources), we provide base salaries and then shares in annual incentive pools that are determined from different combinations of overall corporate or business unit financial results, achievement of key performance indicators on individual client accounts, client survey results and achievement of individual performance goals.

In our LaSalle Investment Management business, we use base salaries and annual incentive pools that relate to overall global performance of the business as well as the achievement of individual objectives relating to specific performance of investments, fund raising and other metrics and activities that support the success of the business. The long-term incentive plan for the senior leadership of the business relates primarily to the strength of cash-flow annuity income rather than incentive fees. Since incentive fees relate to the performance over longer periods of time of investments made for clients, they provide by themselves significant inherent alignment with client interests.

We believe these different approaches are appropriate to their respective circumstances and that they align well with both near-term and longer-term shareholder interests. Straight commissions are restricted to transactions that are completed and therefore do not have significant future risks of negative returns to the firm. Annual incentive pools and longer-term compensation are generally related to the satisfaction of clients and performance of the related business over time, and will be adversely impacted in the event of negative client experiences or relationships or losses to the business relating to unsuccessful strategy or execution.

In the case of our most highly-compensated Executive Officers, we discuss design and risk issues in more detail below as part of our Compensation Discussion and Analysis.

Where we use them, our restricted stock programs have vesting periods of up to three years, and therefore are designed to promote behaviors that are in the longer-term interests of our shareholders and stock price. We have also begun to require that certain restricted stock awards to our most highly compensated Executive Officers be retained for another twelve months even after they have fully vested.

The Nominating and Governance Committee

Ms. Penrose (Chairman), Dame DeAnne and Messrs. Bagué, Lu, Nesbitt, Rao, and Rickard served as members of the Nominating and Governance Committee during the entire year of 2015. Mr. Di Piazza and Ms. Petach were appointed to the Nominating and Governance Committee shortly after being elected to the Board of Directors at the 2015 Annual Meeting. As a policy matter, all of our Non-Executive Directors are automatically members of this Committee.

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Under the terms of its Charter, the Nominating and Governance Committee acts on behalf of the Board to (1) identify and recommend to the Board qualified candidates for Director nominees for each Annual Meeting of Shareholders and to fill vacancies on the Board occurring between such Annual Meetings, (2) recommend to the Board nominees for Directors to serve on each Committee of the Board, (3) develop and recommend to the Board the Corporate Governance Guidelines, and (4) lead the Board in its annual review of the Board’s performance. In fulfilling its duties, the Nominating and Governance Committee has the full authority of the Board to, among other things:

•	Adopt and periodically review the criteria for the selection of Directors and members of Board Committees and, when necessary, conduct searches for and otherwise assist in attracting highly qualified candidates to serve on the Board, including candidates recommended by shareholders;

•	Review the qualifications of new candidates for Board membership and the performance of incumbent Directors;

•	Periodically review the compensation paid to Non-Executive Directors for their services as members of the Board and its Committees and make recommendations to the Board for any appropriate adjustments;

•	Periodically review and bring to the attention of the Board current and emerging trends in corporate governance issues and how they may affect the business operations of the Company;

•	Periodically review the structure, size, composition and operation of the Board and each Committee of the Board and recommend Committee assignments to the Board, including rotation, re-assignment or removal of any Committee member; and

•	Oversee and periodically review the orientation program for new Directors and continuing education programs for existing Directors.

The Board’s Role in Enterprise Risk Oversight

Successful management of any organization’s enterprise risks is critical to its long-term sustainability. The Board and its Committees take active roles in overseeing management’s identification and mitigation of the Company’s enterprise risks. The Audit Committee focuses on the process by which management continuously identifies its enterprise risks and monitors the mitigation efforts that have been established. The Board focuses on substantive aspects of management’s evaluation of the Company’s enterprise risks and the efforts it is taking to avoid and mitigate them. Each of the Compensation Committee and the Nominating and Governance Committee also monitors and discusses with management those risks that are inherent in the matters that are within each such Committee’s purview.

As a standing agenda item for its quarterly meetings, the Audit Committee discusses with management the process that has been followed in order to establish an enterprise risk management report. This report reflects (1) the then current most significant enterprise risks that management believes the Company is facing, (2) the efforts management is taking to avoid or mitigate the identified risks, and (3) how the Company’s internal audit function proposes to align its activities with the identified risks. The management representatives who regularly attend the Audit Committee meetings and participate in the preparation of the report and the discussion include our (1) Chief Financial Officer, (2) General Counsel, and (3) Director of Internal Audit, each of whom is also a liaison to our Global Operating Board, which is the internal management group that is responsible for overseeing our enterprise risk management process. At the Audit Committee meetings, the Director of Internal Audit reviews with the Committee how the report has informed the decisions about what aspects of the Company that Internal Audit will review as part of its regular audit procedures, as well as how various programmatic activities by Internal Audit have been influenced by the conclusions drawn in the report.

The enterprise risk management report is provided to the full Board as a regular part of the materials for its quarterly meetings. At those meetings, the Board asks questions of management about the conclusions drawn in the enterprise risk management report and makes substantive comments and suggestions. Additionally, during the course of each year, the Audit Committee (or sometimes the full Board) meets directly on one or multiple occasions with the senior-most leaders of our critical corporate functions, including Finance, Accounting, Information Technology, Human Resources, Tax, Legal and Compliance, Professional Standards, Sustainability, and Insurance, to consider, among other topics, the enterprise risks those internal organizations face and how they are managing and addressing them. At each Board meeting, the Chairman of our Audit Committee reports to the full Board on the activities of the Audit Committee, including with respect to its oversight of the enterprise risk management process.

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As a regular part of its establishment of executive compensation, the Compensation Committee considers how the structuring of our compensation programs will affect risk-taking and the extent to which they will drive alignment with the long-term success of the enterprise and the interests of our shareholders. The Compensation Committee comments on this aspect of our compensation program in the “Compensation Discussion and Analysis” that is a part of this Proxy Statement.

In the normal course of its activities, our Nominating and Governance Committee reviews emerging best practices in corporate governance and stays abreast of changes in laws and regulations that affect the way we conduct our corporate governance, which represents another important aspect of overall enterprise risk management.

Moreover, as part of its consideration of our Annual Report to Shareholders, our Board reviews and comments on our Risk Factors section, which is another way in which it participates in the consideration of the significant enterprise risks the Company faces and how the Company attempts to manage them in an appropriate way.

Nominations Process for Directors

Identifying and Evaluating Nominees for Directors

The Nominating and Governance Committee employs a variety of methods to identify and evaluate nominees for Director. The Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Committee would consider various potential candidates for Director. Candidates may come to the attention of the Committee through then current Board members, Company executives, shareholders, professional search firms, or other persons. The Committee would evaluate candidates at regular or special meetings and may consider candidates at any point during the year depending upon the circumstances. As described below, the Committee would consider properly submitted shareholder nominations of candidates for election to the Board at an Annual Meeting. Following verification of the shareholder status of the persons proposing candidates, the Committee would aggregate and consider recommendations at a regularly scheduled meeting, which would generally be the first or second meeting prior to the issuance of a proxy statement for the subsequent Annual Meeting. If a shareholder provides any materials in connection with the nomination of a Director candidate, the materials would be forwarded to the Committee. The Committee would also review materials that professional search firms or other parties provide in connection with a nominee who is not proposed by a shareholder. If the Committee nominated a candidate proposed by a professional search firm, the Committee would expect to compensate such firm for its services, but the Board would not pay any compensation for suggestions of candidates from any other source.

Director Qualifications; Diversity Considerations; Director Tenure

Our Board has adopted a Statement of Qualifications of Members of the Board of Directors, which is available on our website and contains the membership characteristics that apply to nominees to be recommended by the Nominating and Governance Committee. According to these characteristics, the Board should be composed of individuals who have demonstrated notable or significant achievements in business, education, or public service. In addition, the members of the Board should possess the acumen, education, and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives, and backgrounds to the deliberations of the Board. Importantly, the members of the Board must have the highest ethical standards, a strong sense of professionalism, and a dedication to serving the interests of all the shareholders, and they must be able to make themselves readily available to the Board in the fulfillment of their duties. All members of the Board must also satisfy all additional characteristics for Board membership that may be set forth in the Company’s Corporate Governance Guidelines. These characteristics set forth the particular attributes that the Committee considers when evaluating a candidate’s management and leadership experience, the skills, and diversity that a candidate would contribute to the Board and the candidate’s integrity and professionalism.

For a number of years, our Nominating and Governance Committee has maintained an internal list of the more specific experiences and attributes that it seeks to have cumulatively reflected on the Board. While we do not expect each Director to necessarily contribute all of the desired criteria, we do seek to have the criteria represented on the Board as deeply as possible in their totality. Accordingly, when we are searching for a new Director, we seek to fill any relative gaps in the overall criteria that we may have identified at the time.

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The desired Board composition criteria that the Committee has identified include, among others, the skills and qualifications described below:

In terms of the Committee’s goal to have a diverse Board, the Committee believes that diversity of background and perspective, combined with relevant professional experience, benefits the Company and its shareholders. The Committee believes that the overall composition of the current Board reflects the desired criteria we describe above as well as a significant level of diversity from a number of different and important perspectives.

The following table reflects the tenure of our 2016 director nominees. Our directors’ tenure is well-distributed to create a balanced Board, which contributes to a rich dialogue representing a range of perspectives.

Our Directors’ Tenure

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Shareholder Nominees

The Nominating and Governance Committee will consider properly submitted nominations of candidates for membership on the Board as described above. Any shareholder nominations proposed for consideration by the Committee should include the nominee’s name and qualifications for Board membership and evidence of the consent of the proposed nominee to serve as a Director if elected. Nominations should be addressed to our Corporate Secretary at the address of our principal executive office set forth above. Shareholder nominations for individuals to be considered by the Nominating and Governance Committee as a director nominee for election at the 2017 Annual Meeting should be delivered to the Corporate Secretary at our principal executive office by no later than December 16, 2016.

Majority Voting for Directors

Our By-Laws provide that, except with respect to vacancies, each Director shall be elected by a vote of the majority of the votes cast with respect to the Director at any meeting for the election of Directors at which a quorum is present. If, however, at least fourteen days before the date we file our definitive Proxy Statement with the SEC, the number of nominees exceeds the number of Directors to be elected (a Contested Election), the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors. A majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of votes cast “against” that Director (with abstentions and broker non-votes not counted as a vote cast either “for” or “against” that Director’s election).

In the event an incumbent Director fails to receive a majority of the votes cast in an election that is not a Contested Election, such incumbent Director must promptly tender his or her resignation to the Board. The Nominating and Governance Committee of the Board (or another Committee designated by the Board under the By-Laws) must make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent Director, or whether other action should be taken. The Board must act on the resignation, taking into account the Committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the SEC) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision, within 90 days following certification of the election results. The Committee in making its recommendations, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The Director who tenders his or her resignation will not participate in the recommendation of the Committee or the decision of the Board with respect to his or her resignation. If such incumbent Director’s resignation is not accepted by the Board, the Director will continue to serve until the next Annual Meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

If an incumbent Director’s resignation is accepted by the Board, or if a non-incumbent nominee for Director is not elected, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board.

Calling for Special Shareholders’ Meetings

Our Articles of Incorporation and our By-Laws provide that special meetings of our shareholders, for any purpose or purposes, may be called by any of (1) the Chairman of the Board of Directors, (2) the President, (3) the Board of Directors, or (4) the Corporate Secretary at the request in writing of shareholders owning at least thirty percent (30%) of the capital stock of the Company that are issued and outstanding and entitled to vote at the meeting.

Non-Executive Director Compensation

Under its Charter, our Nominating and Governance Committee is responsible for determining and recommending to the Board the overall compensation program for our Non-Executive Directors.

We use a combination of cash and stock-based compensation for the members of our Board. The Committee seeks to provide compensation to our Non-Executive Directors that is:

•	Sufficient to attract and retain the highest caliber individuals who meet the established criteria for Board membership;

•	Reflective of the demands placed on Board and Committee membership by a complex and geographically dispersed, global organization operating in highly competitive and dynamic markets; and

•	Commensurate with the compensation paid to directors at other firms under broadly similar circumstances.

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Annually, the Committee gathers data on board compensation from various studies that are published by independent non-profit organizations (for example, the National Association of Corporate Directors) and recruiting or compensation consulting firms (for example, SpencerStuart and Frederic W. Cook & Co., Inc.). For comparison purposes, the Committee then uses the studies and data that appear to be most relevant and most closely aligned with the Company’s own circumstances. The Committee gathers data for those companies that are also used as comparisons for executive compensation. The Committee seeks information regarding:

•	Board retainers;

•	Cash versus equity compensation;

•	Compensation for serving on committees and for chairing committees; and

•	Equity ownership guidelines and compensation for non-executive chairmen.

Based upon an internal guideline, the Committee then seeks to make any adjustment to the overall compensation program deemed necessary to satisfy the above criteria approximately every other year. In order to determine the compensation of our Chairman of the Board, our Committee meets in executive session, led by the Chairman of our Compensation Committee, without our Chairman of the Board being present.

We have established a “stewardship” approach to the compensation of our Non-Executive Directors whereby we do not pay individual meeting fees. Accordingly, from January 1, 2012 through the time of the 2016 Annual Meeting, each Non-Executive Director receives:

•	An annual cash retainer of $70,000, paid quarterly; and

•	An annual grant of restricted stock units in an amount equal to $120,000, with the number of restricted stock units based on the closing price of our Common Stock on the grant date, which is the day after the Annual Meeting. Subject to continued service on the Board, half of the restricted stock units vest on the 18 month anniversary of the date of grant and the other half vest on the third anniversary.

In addition to the above amounts:

•	The Chairman of the Audit Committee receives an annual retainer of $25,000;

•	The Chairman of the Compensation Committee receives an annual retainer of $25,000;

•	The Chairman of the Nominating and Governance Committee receives an annual retainer of $10,000;

•	Each member of the Audit Committee (other than the Chairman) receives an annual retainer of $5,000;

•	Each member of the Compensation Committee (other than the Chairman) receives an annual retainer of $5,000; and

•	Each member of the Nominating and Governance Committee (other than the Chairman) receives an annual retainer of $2,500.

The Nominating and Governance Committee has determined that, effective the day after the 2016 Annual Meeting the compensation for Non-Executive Directors will be as follows:

•	An annual cash retainer of $75,000, paid quarterly; and

•	An annual grant of restricted stock units in an amount equal to $140,000, with the number of restricted stock units based on the closing price of our Common Stock on the grant date, which is the day after the Annual Meeting. Subject to continued service on the Board, half of the restricted stock units vest on the 18 month anniversary of the date of grant and the other half vest on the third anniversary.

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In addition to the above amounts:

•	The Chairman of the Audit Committee will receive an annual retainer of $25,000 (no change);

•	The Chairman of the Compensation Committee will receive an annual retainer of $25,000 (no change);

•	The Chairman of the Nominating and Governance Committee will receive an annual retainer of $10,000 (no change);

•	Each member of the Audit Committee (other than the Chairman) will receive an annual retainer of $10,000;

•	Each member of the Compensation Committee (other than the Chairman) will receive an annual retainer of $10,000; and

•	Each member of the Nominating and Governance Committee (other than the Chairman) will receive an annual retainer of $5,000.

Restricted stock unit awards continue to vest according to their original schedules in the event of the death or disability of a Non-Executive Director. They become fully vested if the Non-Executive Director retires, is not re-nominated, or is not re-elected by the shareholders. If a Non-Executive Director resigns or is terminated for cause, he or she forfeits all remaining unvested awards.

JLL reimburses all Directors for reasonable travel, lodging, and related expenses incurred in attending meetings.

We do not pay any Directors’ fees to Directors who are also officers or employees of JLL (currently Colin Dyer and Roger T. Staubach). We do not provide perquisites to our Non-Executive Directors.

We permit Non-Executive Directors to elect to receive and defer shares of our Common Stock in lieu of any or all of their cash retainers, on a quarterly basis, based on the closing price of our Common Stock on the last trading day of each immediately preceding quarter. Messrs. Bagué and Di Piazza and have each elected to receive all or part of their 2016 retainers in deferred stock rather than cash.

We also permit our Non-Executive Directors who are subject to United States income tax to participate in the Deferred Compensation Plan (the Plan) that we have established for certain employees in the United States. The Plan is a non-qualified deferred compensation program under which the eligible members of our Board may voluntarily elect to defer up to 100% of their cash retainers and/or restricted stock grants upon vesting. Elections are made on an annual basis and in compliance with Section 409A of the United States Internal Revenue Code.

The amounts of any compensation deferred under the Plan remain an asset of the Company and constitute an unsecured obligation of the Company to pay the participants in the future. As such, they are subject to the claims of other creditors in the event of the Company’s insolvency. Gains and losses on deferred amounts are credited based on the performance of (1) a hypothetical investment in a variety of mutual fund investment choices selected by the participants or (2) the Company’s stock price in the event of a deferral of restricted stock grants upon vesting. A participant’s account may or may not appreciate depending upon the performance of the hypothetical investment selections the participants make and/or the performance of the Company’s stock price. Participants must elect certain future distribution dates on which all or a portion of their accounts will be paid to them in cash, including in the case of a change in control of the Company. The Company does not make any contributions to the Plan beyond the amounts of compensation that participants themselves elect to defer.

Ms. Penrose has in the past deferred certain portions of her cash compensation into the Plan. Mr. Rickard has elected to defer certain shares of restricted stock into the Plan when they vest in the future.

Compensation for Our Chairman of the Board

As a Non-Executive Director who was elected to the position of Chairman of the Board effective January 1, 2005, Ms. Penrose receives an annual retainer in addition to the foregoing amounts in consideration of undertaking the responsibilities and time commitments associated with that position as the Board has established it. The Chairman’s annual retainer for 2016 is $140,000 in cash, payable quarterly.

Ms. Penrose is permitted to apply her Chairman’s retainer to the programs described above with respect to electing to receive shares in lieu of cash or to deferring amounts under the U.S. Deferred Compensation Plan.

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Non-Executive Director Compensation for 2015

The following table provides information about the compensation we paid to our current Non-Executive Directors in respect of their services during 2015:

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation (3)	Total
Hugo Bagué	$0	$197,500	—	—	—	$4,268	$201,768
Samuel A. Di Piazza, Jr.	$0	$168,333				$289	$168,622
Dame DeAnne Julius	$82,500	$120,000	—	—	—	$2,218	$204,718
Ming Lu	$97,500	$120,000	—	—	—	$2,218	$219,718
Martin H. Nesbitt	$77,500	$120,000	—	—	—	$2,113	$199,613
Sheila A. Penrose	$105,000	$245,000	—	—	—	$16,369	$366,369
Ann Marie Petach	$48,333	$120,000	—	—	—	$201	$168,534
Shailesh Rao	$77,500	$120,000	—	—	—	$1,062	$198,562
David B. Rickard	$0	$217,500	—	—	—	$9,232	$226,732

(1)	The amounts in this column reflect the aggregate cash fees that each Director earned during 2015 in respect of his or her retainer for Board membership and all Chairman and Committee retainers to the extent applicable. We do not pay fees for attendance at individual meetings. If a Director elected to receive a portion of his or her cash payments in deferred shares instead, those amounts are reflected under the “Stock Awards” column.

(2)	The stock awards in this column reflect (i) the annual retainer of $120,000 in restricted stock units we granted to each Director and (ii) the election of any Director to receive all or a portion of his or her cash retainers in deferred shares instead, as we describe above.

The amounts we report in this column reflect the grant date fair values of the stock awards we made to our Non-Executive Directors during 2015.

(3)	In June of 2015 and in December of 2015, at the same time that the Company paid semi-annual cash dividends of $0.27 and $0.29, per share of its outstanding common stock, respectively, the Company also paid dividend equivalents of the same amounts on each outstanding restricted stock unit. The amounts shown in this column reflect the dividend equivalents that we paid on restricted stock units held by each of the Directors. The amounts also include dividends paid on shares that the Directors had received and deferred in lieu of cash, as we describe above, all of which dividends were reinvested in additional deferred shares.

We do not provide perquisites to our Non-Executive Directors.

Non-Executive Director Stock Ownership

Non-Executive Directors are subject to a stock ownership guideline whereby we expect that, at a minimum, by the third anniversary of his or her first election to the Board, each Director shall have acquired, and for as long as he or she remains a member of the Board will maintain ownership of, at least the lesser of (1) 5,000 shares of the Company’s Common Stock or (2) shares of the Company’s Common Stock worth $300,000 based on the then most recent closing price thereof. All shares of unvested restricted stock that have been granted to a Director, or which a Director has elected to take in lieu of cash compensation or has deferred under any deferred compensation plan, count toward each of the indicated minimum number of shares and dollar value. Each of our Non-Executive Directors currently exceeds the minimum stock ownership guideline.

As of March 14, 2016, when the price per share of our Common Stock at the close of trading on the NYSE was $113.83, our Non-Executive Directors had the following ownership interests in shares of our Common Stock:

Name	Shares Directly Owned (#) (1)	Restricted Stock Units (#)	Stock Options (#)	Total (#)	Value at 3/14/16
Hugo Bagué	7,340	2,838	0	10,178	$1,158,562
Samuel A. Di Piazza, Jr.	411	693	0	1,104	$125,668
Dame DeAnne Julius	7,995	2,808	0	10,803	$1,229,706
Ming Lu	7,474	2,868	0	10,342	$1,177,230
Martin H. Nesbitt	3,653	2,808	0	6,461	$735,456
Sheila A. Penrose	49,727	2,808	0	52,535	$5,980,059
Ann Marie Petach	0	693	0	693	$78,884
Shailesh Rao	1,043	1,736	0	2,779	$316,334
David B. Rickard	20,437	2,808	0	23,245	$2,645,978

(1)	Includes shares the Director has elected to take in lieu of cash and receipt of which has been deferred.

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Attendance by Members of the Board of Directors at the Annual Meeting of Shareholders

We strongly encourage each member of our Board of Directors to attend each Annual Meeting of Shareholders. All of the members of our Board of Directors at the time were present at our previous Annual Meeting of Shareholders held on May 29, 2015.

Communicating with Our Board of Directors

Shareholders and interested parties may communicate directly with our Board of Directors. If you wish to do so, please send an e-mail to boardofdirectors@am.jll.com, which our Corporate Secretary will forward to all Directors. If you wish to communicate only with our Non-Executive Directors, or specifically with any Director individually (including our Chairman of the Board, who serves as the Lead Independent Director, or the Chairman of any of our Committees), please so note in your e-mail. Alternatively, you may send a communication by mail to any or all of our Directors, or specifically to any or all of our Non-Executive Directors, care of our Corporate Secretary at the address of our principal executive office, and our Corporate Secretary will forward it unopened to the intended recipient(s).

Corporate Sustainability: Building a Better Tomorrow

Under the new program name of “Building a Better Tomorrow,” we encourage and promote the principles of corporate sustainability everywhere we operate, seeking to promote the long-term success of our organization for the benefit of our shareholders, clients, and employees and to improve the communities and environment in which our people work and live. We design our corporate policies to reflect the highest standards of corporate governance and transparency, and we hold ourselves responsible for our social, environmental, and economic performance. These priorities guide the interactions we have with our shareholders, clients, employees, regulators, and vendors, as well as with all others with whom we come into contact. We pursue our vision to lead the transformation of the real estate industry by making a positive impact both in and beyond our business. We also work to foster an environment that values the richness of our differences and reflects the diverse world in which we live and work. By cultivating a dynamic mix of people and ideas, we enrich our Company’s performance, the communities in which we operate, and the lives of our employees. We seek to recruit a diverse workforce, develop and promote exceptional talent from diverse backgrounds and embrace the varied experiences of all our employees.

Our Sustainability Report is available at www.jll.com/sustainability. Our latest report documents the Company’s achievements and challenges within both our services and operations. We take this seriously and are on a journey to embed sustainability deeply into our business. The report demonstrates how our approach aligns with our clients, adds value for shareholders and benefits our workforce and the wider community. We support five key sustainability focus areas: energy and resources; green buildings; client service excellence; community and supply chain; and workplace well-being and diversity. We use as guidance for our reporting the standards established by the CDP (formerly the Carbon Disclosure Project), the Global Reporting Initiative G4 and the International Integrated Reporting Council.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) describes our executive compensation philosophy and program in the context of the compensation paid during the last fiscal year to our most highly compensated Executive Officers. They comprise our Global Executive Board (GEB) for 2015, and we refer to them in this Proxy Statement as our Named Executive Officers. Our Named Executive Officers, who served in their roles for all of 2015, are as follows:

Name	Title
Colin Dyer	Chief Executive Officer

Christie B. Kelly	Chief Financial Officer

Alastair Hughes	Chief Executive Officer, Asia Pacific

Jeff A. Jacobson	Chief Executive Officer, LaSalle Investment Management

Gregory P. O’Brien	Chief Executive Officer, Americas

Christian Ulbrich	Chief Executive Officer, Europe, Middle East, and Africa

Our CD&A is organized into five sections:

•	Executive Summary

•	What We Pay and Why: The Elements of Executive Compensation

•	Compensation Committee Report

•	Executive Compensation Tables

•	Additional Information

Executive Summary

Pay for Performance Analysis

How We Align Pay with Company Performance

We are committed to aligning the compensation of our executives with our financial and operational performance. Our Compensation Committee (referred to as the Committee, we or us for purposes of this CD&A) oversees the Company’s executive compensation program. The Committee designs the executive compensation program to motivate the Named Executive Officers to increase shareholder value. Our program seeks to drive the achievement of both the short- and long-term financial and strategic goals that management establishes with the Board of Directors, all without encouraging excessive risk-taking. We believe that the program has served to align compensation with performance in a direct and appropriate way.

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2015 Performance

JLL delivered overall excellent performance for 2015. The Company’s full-year 2015 fee revenue reached a record $5.2 billion, a 17% increase over 2014, led primarily by a 26% increase in Project & Development Services, a 25% increase in Capital Markets & Hotels, and a 16% increase in LaSalle. Fee revenue growth was not only broad-based by service line, but also geographically, with double-digit year-over-year percentage growth in all four business segments.

Each of JLL’s three Real Estate Services operating segments contributed to the results by increasing both its revenue and its operating income over the prior year, in each case in local currency:

•	Fee revenue for the Americas was $2.4 billion, an increase of 16% from 2014. Revenue growth was broad-based as all service lines produced year-over-year increases greater than 10%. The primary revenue growth drivers for the segment in 2015 were Capital Markets & Hotels, up 25%, Project & Development Services, up 20%, and Leasing, up 14%, as compared to 2014. Operating income was $251.1 million for 2015, compared with $219.4 million in 2014, up 19%.

•	EMEA’s full-year fee revenue was $1.4 billion, an increase of 20% from 2014. Revenue growth was driven by Capital Markets & Hotels, up 29%, and Project & Development Services, up 38%, as compared to 2014. Growth in the region for the year overall was broad-based, led by the U.K., Germany, France, and the Middle East and North Africa. Operating income was $145.5 million for 2015, compared with $120.8 million for 2014, up 38%. Adjusted EBITDA was $172.7 million for 2015, compared with $144.6 million in 2014, up 36%.

•	Asia Pacific fee revenue grew to $969 million in 2015, an increase of 17% from 2014. Revenue growth was driven by Project & Development Services, up 25%, Property & Facility Management, up 17%, and Leasing, up 13%, as compared to 2014. Growth in the region for the year was led by Japan and India. Operating income was $87.2 million for 2015, compared with $84.2 million for 2014, up 18%. Adjusted EBITDA was $102.7 million for 2015, compared with $97.5 million for 2014, up 19%.

LaSalle, our investment management business that constitutes our fourth operating segment, posted total revenue for 2015 of $467 million, up 20% in local currency from 2014. Advisory fees were $242.9 million for 2015, up 10% from 2014. Also included in LaSalle’s total segment revenue were incentive fees of $123.5 million, driven by mature funds primarily in Asia Pacific and Europe taking advantage of the capital markets environment to liquidate real estate holdings near the end of their stated investment periods. LaSalle’s equity earnings for 2015 were $70.1 million, a 50% increase as compared to 2014, driven by gains recognized from dispositions of legacy investments and from increases in asset values of investments. Operating income was $157.6 million for 2015, compared with $132.0 million for 2014, up 27%. In 2015, LaSalle's capital raising momentum continued with $5.0 billion in new equity commitments. Assets under management were $56.4 billion as of December 31, 2015, compared with $53.6 billion as of December 31, 2014.

In 2015, we completed 20 new acquisitions that expanded our capabilities in ten different countries. We maintained our balance sheet for growth, reflecting the Company’s strong cash generation. We also improved our our investment grade credit rating to BBB+ (stable outlook) with S&P and to Baa2 (positive outlook) with Moody’s.

Also during 2015, JLL continued to win numerous awards that reflected the quality of the services it provides to our clients, the integrity of its people and its desirability as a place to work, including awards recognizing its (1) superior service to clients, (2) ethics program and corporate governance, (3) outsourcing capabilities, (4) consultancy capabilities, (5) “best place to work” environment and (6) environmental and energy management work for clients.

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The following table illustrates the three-year relationship between company performance and the compensation of our President and Chief Executive Officer. We selected earnings per share and adjusted net income because of their high correlation with creating shareholder value.

(1) Adjusted net income, as applied by the Committee in the determination of the compensation of Named Executive Officers, represents net income attributable to common shareholders excluding certain significant restructuring and acquisition charges, at its discretion.

(2) Represents total direct compensation earned for year indicated, which will be different from the Summary Compensation Table for certain timing reasons indicated in the notes to the Table.

Return to Shareholders

Total shareholder return (TSR) for 2015, including the reinvestment of dividends, was 7.0%. JLL has consistently delivered value to shareholders over the past five years, with an annualized return of 17.3% versus an S&P 500 return of 10.3%, both with the reinvestment of dividends. A $1,000 investment in JLL’s common stock on December 31, 2010 would have grown more than a similar investment in the S&P 500 index, in each case with the reinvestment of dividends.

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Highlights of Compensation Committee Actions

The Summary Compensation Table indicates the specific amounts we paid to the Named Executive Officers in respect of their 2015 performance. Highlights from the decisions the Committee made include the following:

Base Salaries

•	We increased base salaries for three of our Named Executive Officers. Messrs. Jacobson, O’Brien and Ulbrich had an increase in base salary to USD $400,000. This is the first increase in base salaries in six years and was based on external benchmarking.

Annual Incentives

•	Global EBITDA, LaSalle Operating Income, Americas Operating Income, and EMEA Operating Income were all above target, while Asia Pacific Operating Income was below target. The Committee awarded $25.3 million in total for the Annual Incentive Plan. The awards were 114% of funding target and we delivered them in cash.

Long-Term Incentives

•	Performance on EBITDA, Relative TSR and the 2020 measures were all at or above target. The Committee awarded $9.6 million in total under the GEB’s Long-Term Incentive Plan (GEB LTIP). The awards were 103% of funding target. With the exception of Mr. Jacobson, we issued the awards in time-vested restricted stock units (RSUs), which vest ratably over 3 years. Mr. Jacobson’s award under the GEB LTIP was deferred and notionally invested in LaSalle’s total assets under management in order to align his compensation with the investment performance that LaSalle produces for its clients. In addition to the GEB LTIP, Mr. Jacobson also received an award of $1,159,000 for the LaSalle Long-Term Incentive Plan (LaSalle LTIP).

Say-on-Pay Results

For our annual advisory “say-on-pay” shareholder vote held in May 2015, 98.7% of votes cast on the specific matter (and 91.3% of the total votes cast at the meeting) approved our compensation program for Named Executive Officers. We evaluated the results of the 2015 “say-on-pay” vote as part of the annual overall assessment of our compensation program for our Named Executive Officers. Noting the support from shareholders for our program, we determined that it continues to (1) satisfy our objectives and (2) remain consistent with the compensation philosophy we discuss in more detail below.

How We Make Compensation Decisions

Risk Considerations

We structure compensation for our Named Executive Officers in order to minimize the possibility that it will provide an incentive to take risks that could have a material adverse effect on financial results or operations. We have incorporated into our executive compensation program mechanisms that would reduce compensation in the event that overly-risky strategies resulted in diminished financial performance.

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Since base salary changes infrequently and because it is relatively small compared to the other elements, we do not believe it encourages risk taking. We therefore show in the exhibit below the mechanisms we use to manage risk incentives under our annual and long-term incentive plans.

Role of the Compensation Committee

The Committee, which consists entirely of independent Directors, recognizes the importance of developing and maintaining sound principles and practices to govern the Company’s executive compensation program. Through a disciplined evaluation process, we seek to establish a strong link between (1) executive compensation and (2) achievement of EBITDA, business unit operating income, and other long-term strategic objectives designed to drive shareholder value. To carry out its responsibilities, the Committee:

•	Retains, and regularly consults, an independent compensation consultant to advise on design, structure and market competitiveness;

•	Reviews market compensation data in order to compare (1) our executive compensation to what other similarly situated companies pay and (2) how such companies use compensation to meet desired business outcomes and attract and retain executive talent;

•	Takes into consideration the amounts that each of our Named Executive Officers would receive or forfeit under different termination scenarios;

•	Takes into consideration other relevant matters, including internal equity, consistency, tax deductibility, and accounting requirements; and

•	Approves performance goals and reviews the extent to which they have been achieved at the end of each applicable period.

Role of our Chief Executive Officer

Our Chief Executive Officer, Colin Dyer, makes annual recommendations to the Committee for the compensation of the Named Executive Officers other than himself. To do this, Mr. Dyer:

•	Reviews base salaries, annual incentives, long-term incentives, equity awards, and total direct compensation;

•	Based on a thorough review, evaluates in his judgment the performance of each of the other Named Executive Officers based on the goals and compensation plans we established at the beginning of the year;

•	Comments on the quality of the interaction and contributions of the other Named Executive Officers as members of the GEB; and

•	Compares the performance for each of the other Named Executive Officers on a relative basis, taking into account the different market, geographical and cultural dynamics and challenges of each of their respective business segments.

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The Committee reviews these evaluations and recommendations, discusses them with Mr. Dyer and ultimately approves or amends Mr. Dyer’s recommendations in its discretion.

The Committee also receives a self-assessment of the Chief Executive Officer’s own performance during the previous year relative to his performance objectives. The Committee next meets in one or more private executive sessions without Mr. Dyer being present in order to develop its own conclusions about Mr. Dyer’s performance. In its discretion, the Committee then determines the Chief Executive Officer’s IPMP score.

Internal Compensation Resources

The Company’s Global Human Resources staff helps prepare the information the Committee needs to carry out its oversight responsibilities. The Company uses internal compensation expertise and data available from publicly available sources and professional compensation consulting firms to compile comparative market compensation data and present individual compensation modeling.

Role of Independent Compensation Consultant

The Committee has the authority to retain, as needed, any independent counsel, compensation and benefits consultants, and other outside experts or advisors as the Committee believes necessary or appropriate. In 2015, the Committee used each of Sibson Consulting (Sibson) and Exequity LLP (Exequity) as its independent outside compensation consultant to advise the Committee on matters related to the compensation of the Named Executive Officers. Exequity will be the sole consultant for 2016. The Committee has assessed the independence of both Sibson and Exequity in light of SEC Rules and NYSE Listing Standards, and has determined that each of Sibson and Exequity is independent under those rules and standards. The Committee also assessed any potential conflicts of interest arising out of each consultant’s work on behalf of the Committee, and has concluded that the work performed by each of Sibson and Exequity does not raise any conflicts of interest.

The Committee determines the scope of services for any compensation consultant it utilizes. In 2015, each of the designated compensation consultants advised the Committee on matters related to the compensation of the Named Executive Officers. Neither compensation consultant advised management of the Company nor received any compensation from the Company other than in connection with its consulting work for the Committee. The Committee requested Sibson and Exequity to:

•	Review and comment on the agenda and supporting materials in advance of Committee meetings;

•	Review and comment on major compensation matters that management proposes, including with respect to comparative data and plan design recommendations;

•	Review the compensation matters disclosed in the Company’s proxy statements;

•	Advise the Committee on best practices for Board governance over executive compensation, current executive compensation trends and regulatory updates; and

•	Undertake special projects or provide such other advice as the Chair of the Committee may request.

Competitive Assessment

The primary way we develop total compensation opportunities for each Named Executive Officer is based on our own historical corporate performance and future objectives. Therefore, we do not rigidly set (or strictly “benchmark”) our compensation levels based on specified percentiles of comparative market data.

However, we also recognize that our compensation practices must be competitive within the broader markets where we compete. As we strive to maintain our leadership position within the global real estate services and investment management industries, it is critical that we attract, retain, and motivate the executives who will be best able to deliver on the commitments we make to our clients and shareholders. Therefore, each year the Committee compares our compensation program to those of other companies, which we call our Market References, that we consider: (1) our direct competitors; (2) companies that operate within the broader commercial real estate business, including real estate investment trusts; and (3) companies that operate within the business services and financial services sectors.

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Given the diverse nature of our Company’s businesses, which combine real estate expertise with business services, we create two Market References to reflect these two different business aspects: (1) real estate-oriented firms and (2) business services firms. We also target firms that are similar in size by revenue, a range of one-half to no more than three times our own revenue. We do not use market capitalization as a primary selection factor since our Company’s business model is not asset-intensive like that of a real estate investment trust (REIT), but we nevertheless think that REITs provide useful compensation comparisons since we regularly compete with them for similar kinds of talent.

Management annually reviews the composition of the Market References. The Committee independently considers and approves the Market Reference lists to which we refer for compensation comparison purposes. Each year, management recommends to the Committee changes that will keep the Market Reference as meaningful as possible. We indicate below the Market Reference companies we selected for 2015:

Relative to the companies we used in last year’s Proxy Statement, for 2015 we eliminated Alliance Bernstein due to organization size and structure and First Service because their public disclosure lacked enough meaningful data for us to make helpful comparisons. We show below the median revenue and market capitalization data for the two separate Market Reference groups set forth above, and compare them to our Company’s own metrics. We used 2014 results since those were associated with the compensation reported in last year’s Proxy Statement from other companies that we used.

We believe that the JLL Chief Executive Officer, JLL Chief Financial Officer, and LaSalle Chief Executive Officer positions correlate to publicly available data. For the JLL Chief Executive Officer and JLL Chief Financial Officer, the external reference is the set of Market Reference companies above, for which data are available through their proxy statements. For the LaSalle comparison, we referred to the 2014 McLagan Real Estate Investment survey, where we used a custom peer group that is matched to LaSalle’s assets under management. For the above three roles, our actual total direct compensation fell within our internal competitive range (plus or minus 15% of median).

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For the remaining three roles (Chief Executive Officer of each of the Americas, EMEA, and Asia Pacific segments), we used several hierarchical comparisons as well as regionally appropriate public data for the EMEA and Asia Pacific CEO roles. However, because their positions do not correlate well enough to the external data, we have determined that the currently available external data is not sufficiently reliable. Accordingly, we have decided that a reasonable approach for us is first to compare data for our JLL Chief Executive Officer, JLL Chief Financial Officer, and LaSalle Chief Executive Officer, all of which we do believe correlate well. We then align the remaining Named Executive Officer positions from an internal equity perspective, taking into account relative size, profit contribution and comparative performance of their respective business segments. When we refer elsewhere in this discussion to the Market Reference comparisons that we perform, we are referring to this methodology.

Summary of Executive Compensation Practices

We continually evaluate our compensation programs to ensure we are pursuing best practices in executive compensation. Below is a summary of what we do and do not do, the totality of which we believe aligns with the long-term interests of our shareholders:

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What We Pay and Why: The Elements of Executive Compensation

We have three traditional elements of total direct compensation: (1) base salary, (2) an annual incentive plan and (3) a long-term incentive plan. We design our compensation program to provide balanced incentives for the Named Executive Officers to drive both annual and long-term performance. As illustrated in the charts below, in 2015, based on target performance, 92% of the Chief Executive Officer’s total direct compensation at target was performance-based and not guaranteed.

(1)	Mr. Jacobson is excluded due to his participation in the LaSalle LTIP, which is different from the GEB LTIP.

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Base Salary

We review base salaries for all of our Named Executive Officers on an annual basis, as well as at the time of a promotion or other change in responsibilities.

Determination of 2015 Base Salaries

We increased base salaries for three of our Named Executive Officers. Messrs. Jacobson, O’Brien and Ulbrich had an increase in base salary to USD $400,000. This is the first increase in base salaries in six years and was based on external benchmarking. The base salaries for all of Named Executive Officers are still below the median of our competitive benchmarking, which includes our Market Reference companies. This is consistent with our philosophy of emphasizing performance-based compensation, maintaining an efficient cost structure, and limiting our fixed costs.

Annual Incentive Plan

The Annual Incentive Plan is funded by the Company’s EBITDA performance. The total incentive (the Annual Incentive Plan plus the Long-Term Incentive Plan) funding is first established as a percent of EBITDA. We use 70% of the funding for the Annual Incentive Plan, which we pay in cash. Over time, we intend to share less of the Company’s EBITDA overall with the Named Executive Officers as we continue to leverage scale.

After the funding is established, there are two remaining elements in the Annual Incentive Plan: (1) IPMP Score: this is the JLL internal performance management score; and (2) Financial Score: for global JLL executives, one hundred percent of the score is determined by global EBITDA performance. For the business segment heads, two-thirds is based on global EBITDA results and one-third on the operating income of each business segment.

Combining these two elements produces an Individual Performance Assessment score, which yields an award range of 80%-120% of funding target.

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Determination of 2015 Annual Incentives

The Company’s EBITDA results produced a funding of 112% of target. The 2015 financial performance that produced the Financial Score and the funding is below.

(1)	To determine the compensation of Named Executive Officers, the Committee has established a process that uses a variation of disclosed Adjusted EBITDA that adjusts for significant restructuring charges only.

(2)	Excludes LaSalle’s equity earnings and incentive Fees.

(3)	Includes incentive fees, but excludes LaSalle equity earnings.

When determining the IPMP Score for each of our Named Executive Officers, the Committee took into account the following factors:

Colin Dyer:

•	Continued strong and well-coordinated leadership of our executive team as Chairman of the Global Executive Board. Respected and engaged leader of the firm overall; also well-respected by clients and within the industry.

•	Drove overall solid progress on acquisition strategy.

•	Drove additional progress on Strategy 2020 implementation.

•	Developed succession planning for EMEA and Asia Pacific, which we have begun to implement in 2016 with the pending promotion of Mr. Ulbrich to President role and the selection of internal executives to fill EMEA and Asia Pacific chief executive roles.

•	Continued leadership on client-facing technology and data initiatives.

•	Active promotion of diversity and inclusion, sustainability, and ethics initiatives, reflected in continued receipt by the firm of multiple awards from third parties, reflecting industry leadership and stature as firm of choice for clients and staff seeking financially stable organization with broad and deep service capabilities. Awards also reflected reputation for integrity and governance, including consistent listing as one of the “World’s Most Ethical Companies” and new awards as one of “America’s Best Corporate Citizens” from CR Magazine and for global governance from the India Institute of Directors.

Christie B. Kelly:

•	Now solidly embedded as Global CFO, including as respected member of the Global Executive Board and a leader on the Global Operating Board.

•	Valued supporter of the corporate sustainability and integrated reporting initiatives.

•	Continued positive engagement with the Board of Directors, particularly the Audit Committee, as well as the Finance, Investor Relations and Internal Audit functions, all of which have experienced significant organizational enhancements.

•	Leadership on maintenance of strong financial position, evidenced by upgraded credit rating from S&P and positive outlook by Moody’s.

•	Continued strong leader of global productivity initiative designed to improve margins and operating efficiency.

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•	Leadership on evaluation and execution of M&A transactions; operationalized important governance initiatives for our global valuations business.
•	Positive engagement with shareholders and analysts.

Alastair Hughes:

•	Continued motivational leadership within complex, rapidly changing and diverse region, particularly during year of uncertainty around the direction of the China economy.
•	Positive and thoughtful contributions to deliberations of the Global Executive Board.
•	Strong contribution to successful succession planning for the CEO role for Asia Pacific.
•	Previous business decisions in India and Japan showing positive results.
•	Engagement with Corporate Solutions business, which continues its leading position in the region.
•	Continued to promote mutually beneficial relationship between JLL and LaSalle.
•	Positive progress on productivity, procurement, and technology/data mining projects as part of overall global initiatives.

Jeff A. Jacobson:

•	Valued engagement on the Global Executive Board particularly with respect to promoting appropriate and positive relationship between LaSalle and JLL.
•	Oversight of significant progress on sponsored REITs in the United States and Japan.
•	Strong capital raising and deployment of investment funds, while also harvesting gains for the benefit of clients.
•	LaSalle contributed significant incentive fees and equity earnings to overall JLL financial performance.
•	Outperformance versus benchmarks in many LaSalle investment vehicles.
•	Record-high assets under management.
•	Leadership on productivity initiatives that have resulted in significant increases in revenue per employee, and on enterprise risk initiatives.

Gregory P. O’Brien:

•	Valued contributor to the Global Executive Board.
•	Well-embedded as leader of the Americas business, overseeing continued strong financial and operational results.
•	Oversaw excellent results on M&A strategy as the Americas completed eight transactions. Successful first year as respected Americas CEO and excellent financial results. Embedded organizational changes eight transactions, including transformational deals Corrigo and Oak Grove Capital.
•	Leadership in businesses outside the U.S., with Canada showing strong growth and issues being met in Brazil given broad economic challenges.
•	Leadership on human resources matters, hiring new chief human resources officer and new diversity and inclusion officer.
•	Visible support for client-facing technology development.

Christian Ulbrich:

•	Continuing valued strategic contributions to the Global Executive Board; important contributions to implementation of succession planning processes.
•	Leadership on delivering strong financial results in European and Middle Eastern despite continuing geo-political and economic challenges across the region.
•	Progress in moving into new countries in Africa.
•	Progress in spreading Tetris fit-out business across Europe, with potential for other regions.
•	Oversaw execution of eight M&A transactions across six different countries.
•	Excellent progress on client-facing technology agenda and on-line marketing.
•	Visible support for productivity initiatives, including development of shared services organizations for Finance function.

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The Committee approved the following annual incentive payouts for 2015 based on the IPMP and Financial Score of each of our Named Executive Officers.

Maximums available under the plan by individual are: $6,948,000 for Mr. Dyer, $3,207,000 for Mr. Jacobson and $4,142,000 for each of Ms. Kelly and Messrs. Hughes, O’Brien, and Ulbrich.

We provide additional information about the payments of the annual incentives to Mr. Dyer as well as the other Named Executive Officers in the Summary Compensation Table below. We report the performance-based annual incentives awarded in cash in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”

GEB Long-Term Incentive Plan

The GEB LTIP operates over the three-year period from 2015 through 2017. In the first quarter of 2015, we established goals for 2015 and the subsequent one- and two-year periods for each of the three performance measures. The goals are cumulative in years 2016 and 2017. Results for each of the three performance measures yields an award range of 50%-150% of funding target. The measures and the cumulative targets are indicated in the table below.

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The following table describes for each performance measure: (1) when we evaluate performance, (2) what we measure, and (3) why we have selected the particular performance measure. The evaluation of each performance measure is applied among all of the Named Executive Officers. As a result, there is no differentiation based on individual performance for this aspect of the compensation program (with the exception of Mr. Jacobson, who also participates in the LaSalle LTIP).

(1) Adjusted EBITDA in the GEB LTIP excludes LaSalle equity earnings and incentive fees.

(2) Beginning Share Price for any Performance Period means the average closing price of the Company’s common stock for the final 20 trading days of the prior calendar year. Final Share Price for any Performance Period means the average closing price of the Company’s common stock for the final 20 trading days of such Performance Period.

(3) Discussed below in “Progress Against 2020 Long-Term Objectives.”

The GEB LTIP is funded from the Company’s EBITDA performance. The total incentive (the Annual Incentive Plan plus the Long-Term Incentive Plan) funding is first established as a percent of EBITDA. We use 30% of the funding for the LTIP, which we pay in RSUs. Over time, we intend to share less of the Company’s EBITDA overall with the Named Executive Officers as we continue to leverage scale.

We deliver the awards under the plan in RSUs with the exception of Mr. Jacobson. Grants earned in 2015 will vest in thirds each year beginning in 2017. In lieu of RSUs, Mr. Jacobson receives a notional investment in a weighted average global return for LaSalle’s entire assets under management.

The table below outlines the threshold, target and maximum performance levels of the GEB LTIP.

(1)	To determine the compensation of Named Executive Officers, the Committee has established a process that uses a variation of disclosed Adjusted EBITDA that adjusts for significant restructuring charges only. For the GEB LTIP, we exclude LaSalle equity earnings and incentive fees.

(2)	Determined based on the percentile ranking within the Russell 3000.

(3)	Discussed below in “Progress Against 2020 Long-Term Objectives.”

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Determination of 2015 Long-Term Incentives: GEB LTIP

For 2015, the Company’s EBITDA results produced a funding equal to 112% of target.The table below presents the aggregate incentive payouts we made to our participating Named Executive Officers for 2015 under the GEB LTIP.

(1)	To determine the compensation of Named Executive Officers, the Committee has established a process that uses a variation of disclosed Adjusted EBITDA that adjusts for significant restructuring charges only. For the GEB LTIP, we exclude LaSalle equity earnings and incentive fees.

(2)	Determined based on the percentile ranking within the Russell 3000.

(3)	Discussed below in “Progress Against 2020 Long-Term Objectives.”

Maximums available under the plan by individual were: $4,007,000 for Mr. Dyer, $1,145,000 for Mr. Jacobson and $2,218,000 for each of Ms. Kelly and Messrs. Hughes, O’Brien and Ulbrich.

The following includes some of the factors that we took into account in determining the extent to which our Named Executive Officers collectively met our 2020 Objectives for 2015.

Progress Against 2020 Long-Term Objectives

Growth and Profitability (40%)

•	G1: Build our leading local and regional market positions – Growth in global leasing and tenant representation above established targets; expansion and further organic growth of industrial business; on-target for planned revenue growth in Canada; opened two new offices in Africa and added one new city in China on plan with road map; continued progress on roadmap for growth in South America; completed acquisitions in diverse geographies and business lines to bolster local capabilities; enhanced corporate development resources and process to promote further growth by M&A; developed data mining and on-line marketing techniques to support local expertise and sales.

•	G2: Grow our leading position in Corporate Solutions – Met targets established on growing the EMEA IFM business and EMEA corporate solutions business revenue; targeted list of acquisitions to build capability on track; exceeded goals on fee margin in U.S., but fell short in Asia.

•	G3: Capture the leading share of global capital flows for investment sales – Achieved above target growth in Capital markets against established 2020 plans; met targets on growing EMEA embedded debt business; U.S. Capital Markets business also met targets.

•	G4: Strengthen LaSalle Investment Management’s leadership position – Investment performance higher than benchmarks in key lines; increased productivity as measured by assets under management versus headcount; slightly behind target for growth of core U.S. platform; ongoing assessment of targeted acquisitions is on target.

Platform (30%)

•	Maintained investment grade balance sheet; measured growth in value of the JLL brand and completion of all internal components of the rebrand; successful launch and early utilization indicators of several key technology platforms; significant progress on moving necessary IT commercial solutions as readily available on mobile devices; global and regional leads in place for building of a profitable procurement function across all business lines.

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Productivity (15%)

•	Continued growth and planning for further integration of data and innovation from an overall enterprise risk and governance perspective; baseline established and advancement of shared service organization project to standardize all processes for accounts payable and accounts receivable processing, Treasury, General Accounting and Human Resources; completion of implementation of career and compensation framework in the U.S. and Japan, and plans for implementation underway in LaSalle, and portions of EMEA; identified significant savings in potential savings via operating reviews.

Leadership (15%)

•	Forward progress on hiring and promotions of women within all segments of the business; ongoing focus on building depth of successors for all GEB leadership roles; increase in amount of actionable development plans; gains on driving diversity into the business; continued to win key awards for client service, integrity, governance, and being a good place to work for employees.

The LaSalle LTIP

Since he is the Chief Executive Officer of LaSalle, Jeff A. Jacobson, who is one of our Named Executive Officers, participates in the LaSalle LTIP as well as the GEB LTIP.

Under the LaSalle LTIP, we determine a fixed incentive amount to be paid to a group of senior LaSalle officers at the end of each year through a portion of the gross incentive fees LaSalle has earned, plus a portion of global pre-bonus EBITDA. We have established the plan for the period of January 1, 2013 and ending December 31, 2017. The award in respect of performance for each year is paid in one-quarter tranches over four years.

The Plan will be funded each calendar year by the sum of 15% of the gross incentive fees earned by LaSalle, plus 5% of LaSalle’s global pre-bonus EBITDA (net of incentive fees), both from the prior year. The resulting pool, as funded by the global pre-bonus EBITDA, will be reduced to the extent necessary to ensure that the ratio of LaSalle’s total compensation to total revenue does not exceed 60% for any given year. This ratio will be calculated using the gross LTIP award in the year earned and not the GAAP amortization expense reflected in LaSalle’s financial statements.

We then make the payout from the pool to those LaSalle executives who were previously granted a fixed number of participant points against the pool.

We provide in the Summary Compensation Table information about the specific payments we made to Mr. Jacobson under the LaSalle LTIP.

Forfeiture of Previous LTIP Deferred Cash Awards

Under the previous GEB LTIP, deferred cash awards made in 2015 for 2014 performance were subject to sustained operating performance at a level not less than the targets established for 2014. Because actual operating income margin in 2015 fell below the 2014 target, a total of $960,000 of deferred cash awards reported in last year’s Proxy Statement will be forfeited among the NEOs, as follows: (1) Mr. Dyer, $320,000, and (2) for each of Ms. Kelly and Messrs. Hughes, O’Brien, and Ulbrich, $160,000.

Additional Compensation Elements

United States Savings and Retirement Plan for U.S. Based Named Executive Officers

Our United States Savings and Retirement Plan is a defined contribution plan qualified under Section 401(k) of the U.S. Internal Revenue Code (the IRC). We make matching contributions to each eligible participant’s account in an amount equal to 100% of each dollar contributed to the Plan, up to the first 3% of the participant’s compensation. We match 50% of each dollar contributed to the Plan on the next 2% of compensation. The maximum match under the plan is currently $10,600 per year per participant based on the annual compensation limit under the IRC. Pre-tax, Roth after-tax and catch-up contributions are taken into account in determining the amount of employer matching contributions. A participant does not become eligible to receive the Company’s matching payments unless he or she has completed at least 1,000 hours of service during the 12-month period beginning on the date of hire or during any Plan year that begins after the date of hire. Participants are vested in all amounts in their Plan accounts.

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Our Named Executive Officers who are United States taxpayers, Colin Dyer, Jeff A. Jacobson, Christie B. Kelly and Gregory P. O’Brien, are eligible to participate in the Savings and Retirement Plan. Messrs. Dyer, Jacobson and O’Brien participated during 2015. The matching contributions we made on their behalf are reported in the Summary Compensation Table.

United States Deferred Compensation Plan

Effective for compensation paid on and after January 1, 2004, we established a Deferred Compensation Plan for our employees in the United States who are at our National Director level and above. The Deferred Compensation Plan is a non-qualified deferred compensation program intended to comply with Section 409A of the IRC. The Plan permits eligible participants, including those of our Named Executive Officers who are subject to United States income tax, to voluntarily elect to defer up to 75% of their base salaries, up to 100% of their annual incentives and up to 100% of their vested restricted stock unit awards. There is no Company match on deferrals other than those in the qualified plan. Members of our Board of Directors are eligible to participate in the Deferred Compensation Plan with respect to their Director fees and, effective for 2013, the restricted stock portions of their retainers.

As indicated in the Compensation Tables, Colin Dyer and Jeff A. Jacobson previously elected to defer certain amounts of their compensation under the Plan.

The amounts of any compensation deferred under the Plan remain an asset of the Company and constitute an unsecured obligation of the Company to pay the participants in the future. As such, they are subject to the claims of other creditors in the event of the Company’s insolvency. Gains and losses on deferred amounts are credited based on the performance of a hypothetical investment in a variety of mutual fund investment choices the participants select. Participants must elect certain future distribution dates on which all or a portion of their accounts will be paid to them in cash, including in the case of a change in control of the Company. The Company does not make any contributions to the Plan beyond the amounts of compensation that participants themselves elect to contribute.

Severance Arrangements for Named Executive Officers

We currently maintain a Severance Pay Plan for full time employees in the United States, including executive officers. To be eligible to receive benefits under the Severance Pay Plan, an employee must be involuntarily terminated from employment under specified circumstances and also must meet all of the conditions of the Severance Pay Plan. Severance benefits includes: (1) base severance, comprised of one-half month of base pay (not including the expected annual incentive) in effect at the time of the employment termination and (2) enhanced severance provided the employee executes a severance agreement and general release in favor of JLL. The severance is the same regardless of whether it is general or if it is related to a change in control.

Enhanced severance is a multiple of base pay that varies with the circumstances of termination and is otherwise based on an employee’s position level and length of service, reimbursement for certain health care insurance costs and outplacement for professional employees. The maximum benefit under the Severance Pay Plan would be fifteen months (excluding potential for prorated share under the annual incentive plan based on the individual's exit date) of base pay. For employees terminated after June 30 of any given year and before annual incentives are paid for the year in which they are terminated, enhanced severance also may include an annual incentive payment, calculated as a prorated share of the employee’s target annual incentive for the year of termination, subject to JLL’s then existing practice of determining annual incentive payments.

Under a provision of the Severance Pay Plan that we have specifically established to cover members of our Global Executive Board, each of the Named Executive Officers would be eligible (regardless of length of service or location) to receive a minimum of twelve months of base salary, plus an amount equal to the individual’s target annual incentive then in effect, as enhanced severance if his or her employment is involuntarily terminated by the Company without cause. To the extent applicable, a GEB participant who is also eligible to receive severance payments under any other plan, program or arrangement provided to employees in countries other than the United States may elect whether to receive payments under the Severance Pay Plan or such other arrangement, but is not entitled to receive payments under both. In any event, the maximum benefit under the Severance Pay Plan remains at fifteen months (excluding potential for prorated share under the annual incentive plan based on the individual's exit date) if a participant has sufficient longevity with the Company to exceed the twelve month minimum.

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The potential severance benefits we make available to our Named Executive Officers are designed to assist in retaining them as we compete for talented employees in a marketplace for global talent where similar (if not often greater) protections are commonly offered. We intend for severance benefits to ease an employee’s transition due to an unexpected employment termination by the Company. As our severance benefits would also be available in the case of a termination that followed a change in control, our severance arrangements also encourage employees to remain focused on the Company’s business in the event of rumored or actual fundamental corporate changes. We do not provide any tax gross-ups on severance payments under any circumstances.

Perquisites

We do not provide personal perquisites (such as non-business airline travel) of any significance to our Named Executive Officers as part of their compensation packages. In appropriate circumstances, we do provide reimbursement for certain expatriate expenses, all of which we disclose in the Summary Compensation Table.

CEO Performance Incentive Compensation Agreement

In April 2012, the Committee approved a new performance-based retention incentive benefit (the Benefit) for Colin Dyer, our Chief Executive Officer. The Committee, working with its independent compensation consultant, designed the Benefit to accomplish two main objectives:

(1)	to create an additional retention incentive for Mr. Dyer to remain with the Company and to continue to provide the leadership that the Board believes has created significant organizational and shareholder value, and driven strong performance, during his tenure; and

(2)	to create an additional incentive for Mr. Dyer to drive performance of the Company’s financial and strategic goals as the Committee establishes them each year in connection with the development of our executive compensation program.

Accordingly, the Company agreed to pay the Benefit in the event that: (1) Mr. Dyer terminates his employment on any date after the date on which he has both (a) reached age 62 and (b) attained ten years of service with the Company (both of which conditions were met for the first time during September 2014, the Eligibility Date); (2) Mr. Dyer is involuntarily terminated without cause at any time in the future; or (3) Mr. Dyer dies or is significantly disabled at any time in the future.

The Benefit will be determined according to a formula, which operates as follows:

(1)	in the event of termination after the Eligibility Date, including as the result of Mr. Dyer’s death or disability, the annual value of the Benefit will equal $250,000 plus 8.5% of Mr. Dyer’s Final Average Annual Incentive; and

(2)	in the event of Mr. Dyer’s involuntary termination without cause, death or disability before the Eligibility Date, the annual value of the Benefit will be pro-rated according to number of full months of service relative to ten years of service.

We defined the term Final Average Annual Incentive to mean the average of the two highest consecutive years’ Non-Equity Incentive Plan Compensation, which includes only cash payments attributable to the Company’s Stock Award and Incentive Plan (or such similar or successor annual incentive bonus plan), in the five years preceding the year in which separation from service takes place, as reported in the corresponding column of the Summary Compensation Table of the Company’s annual proxy statements. This excludes (i) any cash payments to Mr. Dyer under the GEB LTIP and (ii) any other special bonuses that the Company may pay or provide Mr. Dyer. However, in the event that the Company offered to pay an annual incentive bonus to Mr. Dyer, but Mr. Dyer voluntarily declined to accept all or part of such annual incentive bonus (as he did in 2008 during the global financial crisis), then for purposes of calculating the Final Average Annual Incentive, the full amount of the annual incentive bonus offered by the Company to Mr. Dyer shall be counted.

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The Benefit will be paid out in the form of annuity payments according to certain elections that Mr. Dyer will be permitted to make. Mr. Dyer will be an unsecured creditor of the Company with respect to the Company’s financial obligation to pay the Benefit. To date, no Benefit payments have been made to Mr. Dyer.

The form of the agreement under which the Company has agreed to provide the benefit has been filed with the SEC on a Current Report on Form 8-K on April 19, 2012.

Alastair Hughes – Retirement Arrangements

We originally executed an Employment Agreement with Alastair Hughes, one of our Named Executive Officers, in 1999. We did so when we were generally entering into standard employment agreements with our executives in the United Kingdom in order to be consistent with the labor market practices in that country. The agreement with Mr. Hughes provides for an annual contribution to an individual pension plan with a pension provider of Mr. Hughes’s choice. The amount of the contribution is based on age and different percentages of salary up to a maximum of £100,000. Before Mr. Hughes took individual responsibility for his pension arrangements in 1995, he was a member of the Company’s U.K. Trust Pension Scheme, a defined benefit plan, from October 1993 to April 1995. As a result, there is a deferred pension due to Mr. Hughes when he reaches age 60 equal to £695 per year (as increased by a consumer price index capped at 5% per year maximum from April 1995 to the date of his 60th birthday).

Alastair Hughes – Agreement Regarding Termination of Expatriate Assignment

Having served as JLL’s Asia Pacific CEO for more than seven years and after a total of 28 years at the firm, Mr. Hughes has elected to step down from his role effective June 30, 2016. Pursuant to an agreement dated February 25, 2016, a copy of which was filed with the SEC as an exhibit to our 2015 Annual Report on Form 10-K, Mr. Hughes has agreed to remain in his current role as the Asia Pacific CEO through June 30, 2016. Effective July 1, 2016, Anthony Couse, currently Managing Director for Shanghai and East China, will assume the role. As of such date, Mr. Hughes will cease being a member of the GEB and his compensation as a member of the GEB will cease. From July 1, 2016 through April 30, 2017, he will continue to be an employee of the Singapore affiliate of JLL and he will be compensated at the rate of Sing$400,000 per annum, pro-rated and paid during the normal payroll cycles. In such role, he will provide such services as JLL may reasonably request in order to effect a smooth transition to his successor. On the close of business on April 30, 2017, he will retire from JLL and all compensation will cease as of that time. The provisions of his agreement supersede and replace in their entirety any notice or other “garden leave” provisions that may exist in any of his previous agreements with us.

In the event that he has not voluntarily terminated his employment prior to June 30, 2016, and that he has not been terminated by JLL for cause before such time, (i) he will receive a lump sum equivalent to an amount he would otherwise be entitled to receive in respect of his employment as our Asia Pacific CEO as though he had been terminated involuntarily without cause (including a target bonus payment pro-rated through June 30, 2016 and calculated according to the regular terms of the GEB’s compensation plans), paid as soon as administratively feasible, and (ii) all then outstanding unvested restricted stock units and deferred cash awards will continue to vest according to their original schedules and will not be forfeited.

Effective July 1, 2016, all of Mr. Hughes’s benefits and personal expense reimbursements will cease except for certain immaterial exceptions. Mr. Hughes has agreed to certain non-competition and non-solicitation requirements through December 31, 2017.

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Compensation Committee Report

As more particularly described above under “Corporate Governance Principles and Board Matters,” the Compensation Committee of the Board is responsible for providing independent, objective oversight of JLL’s executive compensation programs, including those with respect to stock ownership. The Compensation Committee is currently comprised of six Non-Executive Directors, each of whom is independent as defined by the NYSE listing standards in effect at the time of mailing of this Proxy Statement and by applicable SEC rules. The Compensation Committee operates under a written charter, which the Board of Directors has approved.

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis presented in this Proxy Statement. Based on such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Ming Lu (Chairman)

Hugo Bagué

Samuel A. Di Piazza, Jr.

Dame DeAnne Julius

Sheila A. Penrose

Shailesh Rao

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Executive Compensation Tables

The following tables and footnotes set forth information regarding the cash and other forms of compensation we paid in respect of performance during each of 2015, 2014 and 2013, to our Named Executive Officers:

•	Our Chief Executive Officer and President;

•	Our Chief Financial Officer; and

•	In alphabetical order, the Chief Executive Officers of our four principal business segments, which includes our three most highly compensated Executive Officers and one additional Executive Officer.

Each of the Named Executive Officers held the position indicated in the table for all of 2015.

Except as specified, the footnote disclosures below generally relate only to compensation for 2015. We included footnotes to compensation for prior years in the respective Proxy Statements relating to those years. The footnotes explain how and where we converted amounts in the tables from other currencies into U.S. Dollars.

Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards (1)(2)	Option Awards	Non-Equity Incentive Plan Compensation (1)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (4)	All Other Compensation (1)(5)	Total
Colin Dyer	2015	$750,000	—	$3,496,000	—	$6,763,000	$1,607,562	$47,172	$12,663,734
Chief Executive Officer	2014	$750,000	—	$2,528,000	—	$5,111,000	$1,103,375	$87,568	$9,579,943
and President	2013	$750,000	—	$2,000,000	—	$4,344,000	—	$47,556	$7,141,556
Christie B. Kelly	2015	$400,000	—	$1,920,000	—	$3,715,000	—	$13,099	$6,048,099
Chief Financial Officer	2014	$400,000	—	$999,000	—	$3,171,000	—	$7,892	$4,577,892
	2013	$200,000	—	$1,310,000	—	$1,063,000	—	$190	$2,573,190
Alastair Hughes	2015	$392,727	—	$1,920,000	—	$3,827,000	—	$444,285	$6,584,012
Chief Executive Officer,	2014	$408,462	—	$1,249,000	—	$3,171,000	—	$445,084	$5,273,546
Asia Pacific	2013	$431,689	—	$1,100,000	—	$2,597,000	—	$331,517	$4,460,206
Jeff A. Jacobson	2015	$400,000	—	$300,000	—	$5,082,000	—	$25,997	$5,807,997
Chief Executive Officer,	2014	$350,000	—	$630,000	—	$4,054,000	—	$20,369	$5,054,369
LaSalle Investment	2013	$350,000	—	$660,000	—	$2,059,300	—	$207,968	$3,277,268
Management
Gregory P. O’Brien	2015	$400,000	—	$1,920,000	—	$3,872,000	—	$21,322	$6,213,322
Chief Executive Officer,	2014	$350,000	—	$864,000	—	$3,256,000	—	$16,150	$4,486,150
Americas
Christian Ulbrich	2015	$369,959	—	$1,920,000	—	$4,032,000	—	$71,448	$6,393,407
Chief Executive Officer,	2014	$316,202	—	$1,279,000	—	$3,341,000	—	$125,917	$5,062,119
EMEA	2013	$345,341	—	$1,110,000	—	$2,687,000	—	$90,146	$4,232,487

Please Note:

(1)	(a) We pay the annual base salaries for Messrs. Hughes and Ulbrich in the currencies where they are resident and out of local revenues. Local currency amounts have changed significantly over time in U.S. Dollars given the fluctuations in exchange rates that have taken place. For purposes of the above table, annual base salaries were converted from local currencies to U.S. Dollars using monthly average exchange rates throughout each year, which for 2015 were 1.375 Singapore Dollars and 0.901 Euros to the U.S. Dollar, for 2014 were 1.267 Singapore Dollars and 0.754 Euros to the U.S. Dollar, and for 2013 were 1.251 Singapore Dollars and 0.753 Euros to the U.S. Dollar.

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(b) Amounts shown in the table for Messrs. Hughes and Ulbrich in the “Stock Awards” and “Non-Equity Incentive Plan Compensation” columns were originally quoted in U.S. Dollars and so do not raise the same currency translation issues as do base salaries. However, most of the amounts shown in the table for Messrs. Hughes and Ulbrich in the “All Other Compensation” column were paid in local currencies at different times during the year. Regardless of when paid, for purposes of presentation we have converted all of the amounts paid in respect of 2015 to U.S. Dollars at the December 31, 2015 exchange rates of 1.42 Singapore Dollars to the U.S. Dollar, 0.92 Euros to the U.S. Dollar, and 0.678 British Pounds to the U.S. Dollar.

(2)	(a) The amounts we report in this column reflect the grant date fair values of certain different stock awards we made to our Named Executive Officers computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation.

We discuss these different types of awards in more detail below in footnote (2) under “Grants of Plan-Based Awards For 2015.”

(3)	(a) The amounts in this column reflect annual incentive cash payments we made under the performance-based awards provisions that we used to determine executive compensation under our Stock Award and Incentive Plan, although within our Company we commonly refer to these payments as our “bonuses.” Consistent with previous years’ disclosures in our Proxy Statements, the annual incentive amounts shown for 2015 were actually paid in 2016 but relate to the achievement of performance objectives established for 2015.

(b) For Mr. Jacobson, the amount in this column includes $1,159,000 earned under the LaSalle LTIP for 2015, one-quarter of which ($289,750) is being paid in cash in 2016 and the other three quarters of which will be paid in cash in 2017, 2018 and 2019, respectively, assuming that he has not then previously terminated his employment at the time of the payment. We also show this amount separately in the table below under “Grants of Plan-Based Awards For 2015.”

(c) For Mr. Jacobson, the amount in this column includes $785,000 paid in connection with the award made under the GEB LTIP in lieu of restricted stock units. This award is discussed in more detail below in footnote (1)(b) under “Grants of Plan-Based Awards for 2015.”

(4)	The amount reported in the Change in Pension value and Nonqualified Deferred Compensation Earnings for Mr. Dyer for 2015 represents the difference between (i) $9,831,182, the present value of the accumulated Benefit under his Performance Incentive Compensation Agreement (PICA) as of December 31, 2015, and (ii) $8,223,620, the present value of the accumulated Benefit as of December 31, 2014.

The amount reported in the Change in Pension value and Nonqualified Deferred Compensation Earnings for Mr. Dyer for 2014 represents the difference between (i) $8,223,620, the present value of the accumulated Benefit under his Performance Incentive Compensation Agreement (PICA) as of December 31, 2014, and (ii) $7,120,275, the present value of the accumulated Benefit as of December 31, 2013.

The Benefit did not become vested until September 2014, when the conditions necessary for Mr. Dyer to receive any Benefit under the PICA were met for the first time.

The value of the Benefit, which is now vested, may fluctuate significantly from year to year depending on a number of factors, including years of service and the Final Average Annual Incentive. For additional information, see “CEO Performance Incentive Compensation Agreement” above in the CD&A.

(5)	(a) The other amounts in this column with respect to 2015 reflect:

(i)     Matching contributions by JLL to the Savings and Retirement Plan (qualified under Section 401(k) of the IRC) of $10,600 for each of Mr. Dyer, Mr. Jacobson, and Mr. O’Brien;

(ii)    For Mr. Hughes, transportation allowances of $22,358, international expatriate housing, living, leave airfare, club and education expense reimbursements in total of $379,398, a pension contribution of $22,124 and insurance premiums of $4,641;

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(iii)    For Mr. Ulbrich, transportation allowances of $37,979, a pension contribution of $16,626 and allowances for insurance premiums of $3,837;

(iv)    Premiums paid on life insurance policies and healthcare incentive bonuses under our health plan in the aggregate of $2,107 for Mr. Dyer, $850 for Ms. Kelly, $950 for Mr. Jacobson and $1,050 for Mr. O’Brien; and

(v)     Reimbursement for tax advice and expatriate tax equalization of $6,516 for Mr. Jacobson.

(b) In each of June and December of 2015, at the same time that the Company paid a semi-annual cash dividend of $0.29 per share and $0.27 per share, respectively, of its outstanding Common Stock, the Company also paid a dividend equivalent of the same amount on each outstanding unvested restricted stock unit. The amounts shown in this column include the dividend equivalents that were paid on restricted stock units held by Mr. Dyer in the total amount of $34,465, Ms. Kelly in the total amount of $12,249, Mr. Hughes in the total amount of $15,764, Mr. Jacobson in the total amount of $7,931, Mr. O’Brien in the total amount of $9,672, and Mr. Ulbrich in the total amount of $13,006. We do not include dividends paid on shares that have previously vested and may still be held by the Named Executive Officers in personal brokerage accounts.

Grants of Plan-Based Awards For 2015

The following table sets forth information about awards, the totals of which are reflected in the Summary Compensation Table above, that we made to the Named Executive Officers under our Stock Award and Incentive Plan, including under the GEB LTIP and the LaSalle LTIP. We did not grant any new stock options to the Named Executive Officers in 2015 and do not anticipate doing so during 2016.

	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units (2)	Options	Awards	Awards
Colin Dyer	3/12/15	—	—	—	—	—	—	4,654	—	—	$750,000
	2/24/16	—	—	—	—	—	—	26,333	—	—	$2,746,000
Totals:								30,987			$3,496,000
Christie B. Kelly	2/25/15	—	—	—	—	—	—	2,455	—	—	$400,000
	2/24/16	—	—	—	—	—	—	14,576	—	—	$1,520,000
Totals:								17,031			$1,920,000
Alastair Hughes	2/25/15	—	—	—	—	—	—	2,455	—	—	$400,000
	2/24/16	—	—	—	—	—	—	14,576	—	—	$1,520,000
Totals:								17,031			$1,920,000
Jeff A. Jacobson	2/24/16(a)	$1,159,000	$1,159,000	$1,159,000	—	—	—	—	—	—	—
	2/24/16(b)	$785,000	$785,000	$785,000	—	—	—	—	—	—	—
	2/25/15	—	—	—	—	—	—	1,841	—	—	$300,000
Totals:			$1,944,000					1,841			$300,000
Gregory P. O’Brien	2/25/15	—	—	—	—	—	—	2,455	—	—	$400,000
	2/24/16	—	—	—	—	—	—	14,576	—	—	$1,520,000
Totals:								17,031			$1,920,000
Christian Ulbrich	2/25/15	—	—	—	—	—	—	2,455	—	—	$400,000
	2/24/16	—	—	—	—	—	—	14,576	—	—	$1,520,000
Totals:								17,031			$1,920,000

(1)	LaSalle Long-Term Incentive Compensation Program

(a)    The amount in row (a) for this column reflects the cash award we made under the LaSalle LTIP in 2016 to Mr. Jacobson and that is subject to future vesting. The award relates to 2015 performance. Of the amount shown in the table, one quarter has been paid in cash in 2016 and one quarter will be paid in cash in each of 2017, 2018 and 2019 assuming that Mr. Jacobson has not then previously terminated his employment at the time of the payment. The amount shown for each of “Threshold,” “Target” and “Maximum” is the same because it has already been determined and does not charge based on future performance.

(b)    The amount in row (b) for this column reflects the award we made under the GEB LTIP. In lieu of restricted stock units, this amount will be notionally invested in a weighted average global return for LaSalle’s assets under management.

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(2)	Restricted Stock Units

The stock awards we report in this column represent the sum of restricted stock units awarded under our Stock Award and Incentive Plan (a) in connection with the GEB LTIP and (b) as explained in more detail below as additional grants in connection with the determination of the previous year’s annual incentives.

Additional information about each of these different types of equity awards is presented below.

(a)	Additional 2015 Restricted Stock Unit Grants Based on 2014 Strategic Objectives.

(i) During 2015, in connection with the determination of the 2014 annual incentives, the Named Executive Officers below were required to receive an amount greater than the minimum 15% of their annual incentive in the form of restricted stock units based upon the strategic objectives factors described in last year’s Compensation Discussion and Analysis. Consistent with our historical treatment in previous Proxy Statements, in order to avoid double-counting grants we made during 2014 and that were reported in the Summary Compensation Table in this Proxy Statement, we did not include these particular 2015 grants in the above table but noted that we would instead report them in the Summary Compensation Table of the Proxy Statement for our 2016 Annual Meeting. Accordingly, the initial values of the restricted stock units are provided in the table below and are reflected within the stock award values shown in the above Summary Compensation Table.

Name	Number of Restricted Stock Units	Value of Restricted Stock Units Based on Grant Date Closing Price
Colin Dyer	4,654	$750,000
Christie B. Kelly	2,455	$400,000
Alastair Hughes	2,455	$400,000
Jeff A. Jacobson	1,841	$300,000
Gregory P. O’Brien	2,455	$400,000
Christian Ulbrich	2,455	$400,000

Except for Mr. Dyer, half of the restricted stock units vest February 25, 2018 and half vest February 25, 2020. For Mr. Dyer, half of the restricted stock units vest March 12, 2018 and half vest March 12, 2020. 50% of the net shares must be retained for an additional twelve months after they vest and before they may be sold.

(ii) Under the terms of the GEB Annual Incentive Plan effective for 2015, we are no longer issuing restricted stock units as part the annual incentives, which are now paid all in cash. Accordingly, all of the restricted stock units granted in respect of 2015 compensation have been under the GEB LTIP and therefore all will be reported in the above Summary Compensation Table given that there are no longer any double-counting issues.

(b)	Restricted Stock Units Paid under the GEB LTIP. The Named Executive Officers below received their 2015 annual GEB LTIP award (paid in 2016) in the form of restricted stock units (rounded up to the nearest whole share).

Name	Grant Date of Restricted Stock Units	Number of Restricted Stock Units	Closing Price Per Share of Common Stock on Grant Date	Value of Restricted Stock Units Based on Grant Date Closing Price
Colin Dyer	2/24/16	26,333	$104.28	$2,746,005
Christie B. Kelly	2/24/16	14,576	$104.28	$1,519,985
Alastair Hughes	2/24/16	14,576	$104.28	$1,519,985
Gregory P. O’Brien	2/24/16	14,576	$104.28	$1,519,985
Christian Ulbrich	2/24/16	14,576	$104.28	$1,519,985

All of these restricted stock units vest ratably over three years. 50% of the net shares must be retained for an additional twelve months after they vest and before they may be sold or transferred.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning the number and value of unvested restricted stock units outstanding as of December 31, 2015, when the price per share of our Common Stock at the close of trading on the NYSE was $159.86. The stock awards reported in this table were all made under our Stock Award and Incentive Plan and represent (a) grants of mandatory and additional restricted stock units paid as part of our annual incentives and (b) restricted stock units paid under the GEB LTIP and the LaSalle LTIP. None of our Named Executive Officers has any outstanding stock options.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Restricted Stock Units That Have Not Vested (#)	Market Value of Restricted Stock Units That Have Not Vested ($)
Colin Dyer	0	0	0	n/a	54,592	$8,727,077
Christie B. Kelly	0	0	0	n/a	21,559	$3,446,422
Alastair Hughes	0	0	0	n/a	25,832	$4,129,504
Jeff A. Jacobson	0	0	0	n/a	12,952	$2,070,507
Gregory P. O’Brien	0	0	0	n/a	17,120	$2,736,803
Christian Ulbrich	0	0	0	n/a	27,433	$4,385,439

Option Exercises and Stock Vested During 2015

The following table sets forth information about grants of restricted stock units we made prior to 2016 and that vested in 2015. None of the Named Executive Officers exercised any options during 2015 and none of them has any options still outstanding.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Colin Dyer	0	0	24,246	$4,025,927
Alastair Hughes	0	0	4,962	$853,775
Jeff A. Jacobson	0	0	4,026	$657,877
Christie B. Kelly	0	0	651	$97,181
Gregory P. O’Brien	0	0	313	$53,523
Christian Ulbrich	0	0	10,726	$1,762,870

(1)	Values shown represent the per share closing price of our Common Stock on the NYSE on the respective vesting dates for the restricted stock units indicated. Units shown in the table vested on February 23, 2015, with a related price per share of $163.81, on July 1, 2015 with a related share price of $171.00, on July 3, 2015 with a related price per share of $173.27, or on August 25, 2015, with a related share price of $149.28.

Retirement Benefits

We do not have a defined benefit retirement plan for any of our Named Executive Officers, except under the limited circumstances we describe below in the case of Mr. Hughes. All of the Company’s contributions we describe below are reflected in the Summary Compensation Table under “All Other Compensation.”

Colin Dyer, Christie B. Kelly, Jeff A. Jacobson and Gregory P. O’Brien. As employees within the United States, each of Mr. Dyer, Ms. Kelly, Mr. Jacobson and Mr. O’Brien is eligible to participate in the United States Savings and Retirement Plan, a defined contribution plan qualified under Section 401(k) of the Internal Revenue Code, on the same terms and conditions that apply to our U.S. employees generally. We provide additional information about the operation of our United States Savings and Retirement Plan in the Compensation Discussion and Analysis. The maximum annual matching contribution by the Company for each person who participates in the 401(k) Plan, effective after such person has been employed for twelve months, is currently $10,600.

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Alastair Hughes. Consistent with the other agreements with senior-level employees in the United Kingdom that we put in place at the time of the merger in 1999 between our predecessor companies Jones Lang Wooten & Sons and LaSalle Partners, forming what is now known as JLL, an Employment Agreement with Mr. Hughes provides for us to make an annual contribution to an individual pension plan with a pension provider of Mr. Hughes’s choice. The amount of the contribution is based on age and different percentages of salary up to a maximum of £100,000. In 2015, the amount of our contribution was $22,124 (converted from Pounds Sterling at the December 30, 2015 exchange rate). Before Mr. Hughes took individual responsibility for his pension arrangements in 1995, he was a member of the Company’s U.K. Trust Pension Scheme, a defined benefit plan, from October 1993 to April 1995. As a result, there is a deferred pension due to Mr. Hughes when he reaches age 60 equal to £695 per year (as increased by a consumer price index capped at a 5% per year maximum from April 1995 to the date of his 60th birthday).

Nonqualified Deferred Compensation

The following table sets forth certain information concerning the voluntary participation by certain of our Named Executive Officers in our U.S. Deferred Compensation Plan, a Plan to which employees who are taxpayers in the United States may provide contributions but to which the Company itself does not make any contributions. We provide additional information about this Plan in the Compensation Discussion and Analysis. Amounts shown below are as of December 31, 2015. Since they are not U.S. taxpayers, neither of Messrs. Hughes nor Ulbrich is eligible to participate in this Plan.

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings (Losses) in Last Fiscal Year	Aggregate Withdrawals or Distributions	Aggregate Balance at Last Fiscal Year End
Colin Dyer	$0	$0	$5,100	$0	$2,747,154
Jeff A. Jacobson	$0	$0	$1,287	$0	$101,537

Termination and Change in Control Payments

The following tables provide a summary of the approximate amounts that we would be obligated to pay to each of our Named Executive Officers, following or in connection with a termination that results from:

•	Voluntary termination by the Named Executive Officer;

•	Involuntary termination of the Named Executive Officer;

•	Retirement, or

•	A change in control of the Company.

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Colin Dyer

Element of Compensation	Voluntary Termination	Involuntary Termination (no cause)	Retirement Upon Rule of 65	Upon Change in Control Event (CIC)	CIC - Constructive Termination	CIC - Involuntary Termination
Cash Severance Benefit	$—	$6,290,000 (a)	$—	$—	$6,290,000 (b)	$6,290,000
Vacation Pay	$—	$—	$—	$—	$—	$—
Benefit Continuation	$—	$18,675	$—	$—	$18,675	$18,675
Deferred Compensation Balance	$2,747,154 (c)	$2,747,154	$2,747,154	$—	$2,747,154	$2,747,154
Annual Incentive Awards	$—	$5,540,000 (d)	$—	$—	$5,540,000	$5,540,000
Retirement Plan Benefits	$10,268,882 (e)	$10,268,882	$10,268,882	$—	$10,268,882	$10,268,882
Long Term Incentive Awards
– Stock Options	$—	$—	$—	$—	$—	$—
– Restricted Shares (g)	$7,175,636 (h)	$3,378,641	$7,175,636	$4,404,143(f)	$4,404,143	$10,095,958
– Cash	$1,160,000 (h)	$1,160,000	$1,160,000	$1,160,000	$1,160,000	$1,160,000
Excise Tax Gross Up	$—	$—	$—	$—	$—	$—
Outplacement Services	$—	$15,000	$—	$—	$15,000	$15,000
Total Value of Payments	$21,351,672	$29,418,352	$21,351,672	$5,564,143	$30,443,854	$36,135,669

Notes:

(a)	Involuntary termination provides current severance benefits under our standard Company Severance Pay Plan. Other than as the result of the severance benefit we describe above, we do not have any additional or enhanced severance benefits for any of our Named Executive Officers that would result from a change in control over the Company.

(b)	Change in control severance benefits would result from the continuation of the Company’s standard Severance Pay Plan following change in control. Other than as the result of the severance benefit we describe above, the Company does not provide any additional or enhanced change in control benefits.

(c)	Deferred Compensation Benefits reflect the value of fully-vested employee contributions to the Company’s Nonqualified Deferred Compensation Plan as of December 31, 2015. Specific distribution elections may result in payments over a period and not in a lump sum as described within the table.

(d)	Short-term incentive awards are based on actual Company, business segment and individual performance prorated for the period employed during the year at time of termination. The amount shown is an estimate based on the operation of the Company’s standard Severance Pay Plan.

(e)	Includes a December 31, 2015 present value of $9,831,182 for the CEO Performance Incentive Compensation Agreement. This agreement is described in the “Additional Compensation Elements” section. Also includes the fully vested 401(k) Savings and Retirement Plan balance as of December 31, 2015.

(f)	Company equity awards granted prior to 2013 become fully vested upon on change in control, as defined in the applicable award agreements and plan documents. As described in more detail above in this Proxy Statement, effective beginning in 2013, equity grants under our long-term incentive compensation plans have a “double trigger” in the case of a change in control (namely the executive’s employment must be terminated after the change in control in order for the restricted stock to vest on an accelerated basis).

(g)	The value of unvested restricted stock units outstanding as of December 31, 2015, when the price per share of our Common Stock at the close of trading on the NYSE was $159.86.

(h)	Retirement Rule of 65 has been met and shares will continue to vest if voluntary termination occurs. Assumes the required non-solicitation/non-competition agreement will have been received.

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Christie B. Kelly

Element of Compensation	Voluntary Termination	Involuntary Termination (no cause)	Retirement Upon Rule of 65	Upon Change in Control Event (CIC)	CIC - Constructive Termination	CIC - Involuntary Termination
Cash Severance Benefit	$—	$3,632,000 (a)	$—	$—	$3,632,000 (b)	$3,632,000
Vacation Pay	$—	$—	$—	$—	$—	$—
Benefit Continuation	$—	$21,639	$—	$—	$21,639	$21,639
Deferred Compensation Balance	$—	$—	$—	$—	$—	$—
Annual Incentive Awards	$—	$3,232,000 (c)	$—	$—	$3,232,000	$3,232,000
Retirement Plan Benefits	$—	$—	$—	$—	$—	$—
Long Term Incentive Awards	$—	$—	$—	$—	$—	$—
– Stock Options	$—		$—	$—	$—	$—
– Restricted Shares (e)	$—	$2,221,095	$5,189,056	$2,904,177 (d)	$2,904,177	$5,776,541
– Cash	$—	$299,000	$299,000	$299,000	$299,000	$299,000
Excise Tax Gross Up	$—	$—	$—	$—	$—	$—
Outplacement Services	$—	$15,000	$—	$—	$15,000	$15,000
Total Value of Payments	$—	$9,420,734	$5,488,056	$3,203,177	$10,103,816	$12,976,180

Notes:

(a)	Involuntary termination provides current severance benefits under our standard Company Severance Pay Plan. Other than as the result of the severance benefit we describe above, we do not have any additional or enhanced severance benefits for any of our Named Executive Officers that would result from a change in control over the Company.

(b)	Change in control severance benefits would result from the continuation of the Company’s standard Severance Pay Plan following a change in control. Other than as the result of the severance benefit we describe above, the Company does not provide any additional or enhanced change in control benefits.

(c)	Short-term incentive awards are based on actual Company, business segment and individual performance prorated for the period employed during the year at time of termination. The amount shown is an estimate based on the operation of the Company’s standard Severance Pay Plan.

(d)	Company equity awards granted prior to 2013 become fully vested upon on change in control, as defined in the applicable award agreements and plan documents. As described in more detail above in this Proxy Statement, effective beginning in 2013, equity grants under our long-term incentive compensation plans have a “double trigger” in the case of a change in control (namely the executive’s employment must be terminated after the change in control in order for the restricted stock to vest on an accelerated basis).

(e)	The value of unvested restricted stock units outstanding as of December 31, 2015, when the price per share of our Common Stock at the close of trading on the NYSE was $159.86.

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Alastair Hughes

Element of Compensation	Voluntary Termination	Involuntary Termination (no cause)	Retirement Upon Rule of 65	Upon Change in Control Event (CIC)	CIC - Constructive Termination	CIC - Involuntary Termination
Cash Severance Benefit (a)	$—	$3,624,727 (b)	$—	$—	$3,624,727 (c)	$3,624,727
Vacation Pay	$—	$—	$—	$—	$—	$—
Benefit Continuation	$—	$—	$—	$—	$—	$—
Deferred Compensation Balance	$—	$—	$—	$—	$—	$—
Annual Incentive Awards	$—	$3,232,000 (d)	$—	$—	$3,232,000	$3,232,000
Retirement Plan Benefits	$—	$22,936 (e)	$—	$—	$22,936	$22,936
Long Term Incentive Awards
– Stock Options	$—	$—	$—	$—	$—	$—
– Restricted Shares (g)	$—	$1,791,071	$3,812,821	$2,279,284 (f)	$2,279,284	$5,346,518
– Cash	$—	$581,500	$581,500	$581,500	$581,500	$581,500
Excise Tax Gross Up	$—	$—	$—	$—	$—	$—
Outplacement Services	$—	$—	$—	$—	$—	$—
Total Value of Payments	$—	$9,252,234	$4,394,321	$2,860,784	$9,740,447	$12,807,681

Notes:

(a)	Base compensation used in these calculations is stated in US currency using a conversion rate of 1USD to 1.41490 Singapore Dollars.

(b)	Involuntary termination provides current severance benefits under our Severance Pay Plan, which may be selected as an alternative to the “Garden Leave” provisions under Mr. Hughes’ employment arrangements. This benefit assumes no additional expense related to reimbursement of other personal allowances currently extended to Mr. Hughes. Other than as the result of the severance benefit we describe above, we do not have any additional or enhanced severance benefits for any of our Named Executive Officers that would result from a change in control over the Company.

(c)	Change in control severance benefits would result from the continuation of the Company’s standard Severance Pay Plan following change in control. Other than as the result of the severance benefit we describe above, the Company does not provide any additional or enhanced change in control benefits.

(d)	Short-term incentive awards are based on actual Company, business segment and individual performance prorated for the period employed during the year at time of termination. The amount shown is an estimate based on the operation of the Company’s Severance Pay Plan.

(e)	Retirement Plan Benefits do not reflect the value of the private pension arrangement Mr. Hughes has individually created using the annual pension allowance paid to him by the Company, as the assets are held in a personal account and are fully vested. The value represents the projected cost of one year of pension allowance. Retirement Plan Benefits used in this calculation is stated in U.S. currency using a conversion rate of 1USD to 0.654 British Pounds.

(f)	Company equity awards granted prior to 2013 become fully vested upon on a change in control, as defined in the applicable award agreements and plan documents. As described in more detail above in this Proxy Statement, effective beginning in 2013, equity grants under our long-term incentive compensation plans have a “double trigger” in the case of a change in control (namely the executive’s employment must be terminated after the change in control in order for the restricted stock to vest on an accelerated basis).

(g)	The value of unvested restricted stock units outstanding as of December 31, 2015, when the price per share of our Common Stock at the close of trading on the NYSE was $159.86.

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Termination of Expatriate Assignment Agreement

As disclosed in more detail in the Compensation Discussion and Analysis in the subsection entitled “Additional Compensation Elements,” Mr. Hughes has elected to step down from his role effective June 30, 2016. He has agreed to remain in his current role as the Asia Pacific CEO through June 30, 2016. As of such date, Mr. Hughes will cease being a member of the GEB and his compensation as a member of the GEB will cease. From July 1, 2016 through April 30, 2017, he will continue to be an employee of the Singapore affiliate of JLL and he will be compensated at the rate of Sing$400,000 per annum. On the close of business on April 30, 2017, he will retire from JLL and all compensation will cease as of that time. The provisions of his agreement supersede and replace in their entirety any notice or other “garden leave” provisions that may exist in any of his previous agreements with us.

In the event that he has not voluntarily terminated his employment prior to June 30, 2016, and that he has not been terminated by JLL for cause before such time, (i) he will receive a lump sum equivalent to an amount he would otherwise be entitled to receive in respect of his employment as our Asia Pacific CEO as though he had been terminated involuntarily without cause (including a target bonus payment pro-rated through June 30, 2016 and calculated according to the regular terms of the GEB’s compensation plans), paid as soon as administratively feasible, and (ii) all then outstanding unvested restricted stock units and deferred cash awards will continue to vest according to their original schedules and will not be forfeited.

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Jeff A. Jacobson

Element of Compensation	Voluntary Termination	Involuntary Termination (no cause)	Retirement Upon Rule of 65	Upon Change in Control Event (CIC)	CIC - Constructive Termination	CIC - Involuntary Termination
Cash Severance Benefit	$—	$3,038,000 (a)	$—	$—	$3,038,000 (b)	$3,038,000
Vacation Pay	$—	$—	$—	$—	$—	$—
Benefit Continuation	$—	$21,426	$—	$—	$21,426	$21,426
Deferred Compensation Balance	$101,537 (c)	$101,537	$101,537	$—	$101,537	$101,537
Annual Incentive Awards	$—	$2,638,000 (d)	$—	$—	$2,638,000	$2,638,000
Retirement Plan Benefits	$988,589 (e)	$988,589	$988,589	$—	$988,589	$988,589
Long Term Incentive Awards
– Stock Options	$—	$—	$—	$—	$—	$—
– Restricted Shares (h)	$—	$1,092,643	$522,103	$1,740,076 (f)	$1,740,076	$1,740,076
– Cash (g)	$—	$4,421,300	$5,197,300	$5,197,300	$4,421,300	$5,197,300
Excise Tax Gross Up	$—	$—	$—	$—	$—	$—
Outplacement Services	$—	$15,000	$—	$—	$15,000	$15,000
Total Value of Payments	$1,090,126	$12,307,495	$6,809,529	$6,937,376	$12,954,928	$13,739,928

Notes:

(a)	Involuntary termination provides current severance benefits under our standard Company Severance Pay Plan. Other than as the result of the severance benefit we describe above, we do not have any additional or enhanced severance benefits for any of our Named Executive Officers that would result from a change in control over the Company.

(b)	Change in control severance benefits would result from the continuation of the Company’s standard Severance Pay Plan following change in control. Other than as the result of the severance benefit we describe above, the Company does not provide any additional or enhanced change in control benefits.

(c)	Deferred Compensation Benefits reflect the value of fully-vested employee contributions to the Company’s Nonqualified Deferred Compensation Plan as of December 31, 2015. Specific distribution elections may result in payments over a period and not in a lump sum as described within the table.

(d)	Short-term incentive awards are based on actual Company, business segment and individual performance prorated for the period employed during the year at time of termination. The amount shown is an estimate based on the operation of the Company’s standard Severance Pay Plan.

(e)	Retirement Plan Benefits reflect the value of fully vested employee and employer contributions to the Company’s 401(k) Savings and Retirement Plan as of December 31, 2015.

(f)	Company equity awards granted prior to 2013 become fully vested upon on change in control, as defined in the applicable award agreements and plan documents. As described in more detail above in this Proxy Statement, effective beginning in 2013, equity grants under our long-term incentive compensation plans have a “double trigger” in the case of a change in control (namely the executive’s employment must be terminated after the change in control in order for the restricted stock to vest on an accelerated basis).

(g)	For 2015 awarded LTIP, in lieu of RSUs, LaSalle CEO will be notionally invested in a weighted average global return for LaSalle’s entire AUM. The cash amounts will follow same rules as the LTIP RSUs, however, distribution will follow the LaSalle restrictions.

(h)	The value of unvested restricted stock units outstanding as of December 31, 2015, when the price per share of our Common Stock at the close of trading on the NYSE was $159.86.

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Gregory P. O’Brien

Element of Compensation	Voluntary Termination	Involuntary Termination (no cause)	Retirement Upon Rule of 65	Upon Change in Control Event (CIC)	CIC - Constructive Termination	CIC - Involuntary Termination
Cash Severance Benefit	$—	$3,632,000 (a)	$—	$—	$3,632,000 (b)	$3,632,000
Vacation Pay	$—	$—	$—	$—	$—	$—
Benefit Continuation	$18,808	$18,808	$—	$18,808	$18,808	$18,808
Deferred Compensation Balance	$—	$—	$—	$—	$—	$—
Annual Incentive Awards	$—	$3,232,000 (c)	$—	$—	$3,232,000	$3,232,000
Retirement Plan Benefits	$733,679 (d)	$733,679	$733,679	$—	$733,679	$733,679
Long Term Incentive Awards	$—	$—	$—	$—	$—	$—
– Stock Options	$—		$—	$—	$—	$—
– Restricted Shares (f)	$—	$1,020,546	$4,198,243	$1,718,975 (e)	$1,718,975	$4,590,700
– Cash	$—	$206,000	$206,000	$206,000	$206,000	$206,000
Excise Tax Gross Up	$—	$—	$—	$—	$—	$—
Outplacement Services	$—	$15,000	$—	$—	$15,000	$15,000
Total Value of Payments	$733,679	$8,858,033	$5,137,922	$1,924,975	$9,556,462	$12,428,187

Notes:

(a)	Involuntary termination provides current severance benefits under our standard Company Severance Pay Plan. Other than as the result of the severance benefit we describe above, we do not have any additional or enhanced severance benefits for any of our Named Executive Officers that would result from a change in control over the Company.

(b)	Change in control severance benefits would result from the continuation of the Company’s standard Severance Pay Plan following change in control. Other than as the result of the severance benefit we describe above, the Company does not provide any additional or enhanced change in control benefits.

(c)	Short term incentive awards are based on actual Company, business segment and individual performance prorated for the period employed during the year at time of termination. The amount shown is an estimate based on the operation of the Company’s standard Severance Pay Plan.

(d)	Retirement Plan Benefits reflect the value of fully vested employee and employer contributions to the Company’s 401(k) Savings and Retirement Plan as of December 31, 2015.

(e)	Company equity awards granted prior to 2013 become fully vested upon on change in control, as defined in the applicable award agreements and plan documents. As described in more detail above in this Proxy Statement, effective beginning in 2013, equity grants under our long-term incentive compensation plans have a “double trigger” in the case of a change in control (namely the executive’s employment must be terminated after the change in control in order for the restricted stock to vest on an accelerated basis).

(f)	The value of unvested restricted stock units outstanding as of December 31, 2015, when the price per share of our Common Stock at the close of trading on the NYSE was $159.86.

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Christian Ulbrich

Element of Compensation	Voluntary Termination	Involuntary Termination (no cause)	Retirement Upon Rule of 65	Upon Change in Control Event (CIC)	CIC - Constructive Termination	CIC - Involuntary Termination
Cash Severance Benefit (a)	$—	$3,601,959(b)	$—	$—	$3,601,959 (c)	$3,601,959
Vacation Pay	$22,318 (d)	$22,318	$22,318	$—	$22,318	$22,318
Benefit Continuation	$—	$—	$—	$—	$—	$—
Deferred Compensation Balance	$—	$—	$—	$—	$—	$—
Annual Incentive Awards	$—	$3,232,000 (e)	$—	$—	$3,232,000	$3,232,000
Retirement Plan Benefits	$—	$—	$—	$—	$—	$—
Long Term Incentive Awards
– Stock Options	$—	$—	$—	$—	$—	$—
– Restricted Shares (g)	$—	$1,894,661	$3,848,789	$2,412,287 (f)	$2,412,287	$5,479,521
– Cash	$—	$581,500	$581,500	$581,500	$581,500	$581,500
Excise Tax Gross Up	$—	$—	$—	$—	$—	$—
Outplacement Services	$—	$—	$—	$—	$—	$—
Total Value of Payments	$22,318	$9,332,438	$4,452,607	$2,993,787	$9,850,064	$12,917,298

Notes:

(a)	Base compensation used in these calculations is stated in US currency using a conversion rate of 1 USD to 0.91449 EUR.

(b)	Involuntary termination provides current severance benefits under our Severance Pay Plan, which may be selected as an alternative to the “Garden Leave” provisions under Mr. Ulbrich’s employment arrangements. This benefit assumes no additional expense related to reimbursement of other personal allowances currently extended to Mr. Ulbrich. Other than as the result of the severance benefit we describe above, we do not have any additional or enhanced severance benefits for any of our Named Executive Officers that would result from a change in control over the Company.

(c)	Change in control severance benefits would result from the continuation of the Company’s Severance Pay Plan following change in control. Other than as the result of the severance benefit we describe above, the Company does not provide any additional or enhanced change in control benefits.

(d)	Vacation pay shown is for a full year of unused vacation, but the actual amount paid would be reduced by actual vacation having been taken at time of termination.

(e)	Short term incentive awards are based on actual Company, business segment and individual performance prorated for the period employed during the year at time of termination. The amount shown is an estimate based on the operation of the Company’s standard Severance Pay Plan.

(f)	Company equity awards granted prior to 2013 become fully vested upon on change in control, as defined in the applicable award agreements and plan documents. As described in more detail above in this Proxy Statement, effective beginning in 2013, equity grants under our long-term incentive compensation plans have a “double trigger” in the case of a change in control (namely, the executive’s employment must be terminated after the change in control in order for the restricted stock to vest on an accelerated basis).

(g)	The value of unvested restricted stock units outstanding as of December 31, 2015, when the price per share of our Common Stock at the close of trading on the NYSE was $159.86.

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Additional Information

Stock Ownership Guidelines

In order to further align the long-term interests of our key employees with the interests of shareholders, we have established stock ownership guidelines for our senior officers generally. In the case of our Chief Executive Officer, the minimum amount of equity ownership is the lesser of (i) six times annual base salary or (ii) 60,000 shares. In the case of the remaining Named Executive Officers, the minimum amount of equity ownership is the lesser of (i) four times annual base salary or (ii) 40,000 shares.

The following table indicates the current share ownership of our Named Executive Officers relative to the guideline as of March 14, 2016, when the price per share of our Common Stock at the close of trading on the New York Stock Exchange was $113.83. Each of our Named Executive Officers currently exceeds the minimum stock ownership guideline.

Name	Shares Directly Owned	Outstanding Restricted Stock Units (1)	Stock Options	Total	Value at 3/14/16	Minimum Ownership Requirement
Colin Dyer	59,234	63,155	0	122,389	$13,931,540	$4,500,000
Alastair Hughes	18,849	33,445	0	52,294	$5,952,626	$1,600,000
Jeff A. Jacobson	53,467	10,885	0	64,352	$7,325,188	$1,600,000
Christie B. Kelly	350	36,135	0	36,485	$4,153,088	$1,600,000
Gregory P. O’Brien	10,059	28,717	0	38,776	$4,413,872	$1,600,000
Christian Ulbrich	30,416	34,277	0	64,693	$7,364,004	$1,600,000

(1)	Includes awards of restricted stock units made during 2015.

Change in Control Benefits

Other than as the result of the severance benefits we describe under the preceding severance arrangements section, which apply in the case of terminations regardless of whether they occur in connection with a change in control or not, we do not have any enhanced severance benefits for any of our Named Executive Officers that would specifically result from a change in control over the Company. We do not provide any tax gross-ups on severance payments under any circumstances.

The Stock Award and Incentive Plan, under which all restricted stock units have been granted, provides that, unless otherwise determined by the Compensation Committee as Plan Administrator in writing at or after the grant of an award, in the event of a change in control (as that is defined in the Stock Award and Incentive Plan), all outstanding awards under the Plan granted prior to 2013 will, among other things, become fully vested on an accelerated basis. Effective for 2013 and thereafter, the Compensation Committee has determined that equity grants to our senior executives under our long-term incentive compensation plans have a “double trigger” in the case of a change in control (namely the executive’s employment must be terminated after the change in control in order for the restricted stock to vest on an accelerated basis). Accordingly, unvested grants made in 2014 and thereafter under each of the GEB LTIP and the LaSalle LTIP would become fully vested on an accelerated basis in the event of a change in control only if the recipient’s employment is terminated.

Certain Tax Matters

Section 162(m) of the United States Internal Revenue Code limits the deduction a publicly held corporation is allowed for compensation paid to the chief executive officer and to the three most highly compensated executive officers other than the chief executive officer and the chief financial officer. Generally, amounts paid in excess of $1 million to a covered executive, other than “performance-based” compensation, cannot be deducted. We have designed our annual incentive and equity awards programs to qualify as performance-based compensation, so the compensation we pay to our executive officers is generally fully deductible for U.S. federal income tax purposes, and we do currently intend to continue seeking a tax deduction for substantially all of our executive compensation. We will continue to monitor issues concerning the tax deductibility of executive compensation and will take appropriate action if we believe it is warranted. Since corporate objectives and strategic needs may not always be consistent with the requirements of full deductibility, we are prepared to use our discretion, if we believe it is appropriate, to enter into compensation arrangements or provide compensation under which payments may not be fully deductible.

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SECURITY OWNERSHIP

Security Ownership by Directors and Management

The following table provides information about the beneficial ownership of our Common Stock, which constitutes the only outstanding voting security of JLL as of March 14, 2016, by:

•	Each Director and Director nominee of JLL;

•	Each of the Named Executive Officers; and

•	The Directors, Director nominees and executive officers of JLL as a group.

On March 14, 2016, there were 45,116,460 voting shares of Common Stock outstanding.

The table includes shares which the indicated individual had the right to acquire within 60 days after March 14, 2016. It also includes shares the receipt of which certain of our Directors have deferred under a deferred compensation program described above under “Director Compensation.” The table does not include unvested restricted stock units issued under the Stock Award and Incentive Plan unless they vest within 60 days after March 14, 2016, since none of such units carries voting or investment power. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and dispositive power.

	Shares of Common Stock Beneficially Owned
Names of Beneficial Owners (1)	Number	Percent of Class (%)
Hugo Bagué	7,340	*
Samuel A. Di Piazza, Jr.	411	*
Dame DeAnne Julius	7,995	*
Ming Lu	7,474	*
Martin H. Nesbitt	3,653	*
Sheila A. Penrose (2)	72,578	*
Ann Marie Petach	0	*
Shailesh Rao	1,043	*
David B. Rickard	20,437	*
Roger T. Staubach	0	*
Colin Dyer	59,234	*
Alastair Hughes	18,849	*
Jeff A. Jacobson	53,467	*
Christie B. Kelly	350	*
Gregory P. O’Brien	10,059	*
Christian Ulbrich	30,416	*
All Directors, Director nominees and executive officers as a group (19 persons)	305,123	*

*	Less than 1%

(1)	Unless otherwise indicated, the address of each person is c/o Jones Lang LaSalle Incorporated, 200 East Randolph Drive, Chicago, Illinois 60601.

(2)	22,851 of the shares listed are held by Ms. Penrose as trustee for the Sheila A. Penrose trust.

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Security Ownership by Certain Other Beneficial Owners

The following table displays information about persons we know were the beneficial owners of more than 5% of our issued and outstanding Common Stock as of December 31, 2015.

	Shares of Common Stock Beneficially Owned
Names of Beneficial Owners (1)	Number	Percent of Class (%)
BlackRock, Inc. (1)	4,208,194	9.30%
The Vanguard Group (2)	3,259,561	7.23%
T. Rowe Price Associates, Inc. (3)	2,810,225	6.20%

(1)	Based solely on information in a Schedule 13G/A filed on January 26, 2016 by BlackRock, Inc. BlackRock has sole voting power with regard to 3,809,956 shares and sole dispositive power with regard to 4,208,194 shares. The address of BlackRock, Inc. is 55 East 52nd St., New York, NY 10055.

(2)	Based solely on information in a Schedule 13G/A filed on February 10, 2016 by The Vanguard Group. The Vanguard Group has sole voting power with regard to 44,133 shares, shared voting power with regard to 4,700 shares, sole dispositive power with regard to 3,213,028 shares and shared dispositive power with regard to 46,533 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)	Based solely on information in a Schedule 13G/A filed on February 11, 2016 by T. Rowe Price Associates, Inc. T. Rowe Price Associates Inc. has sole voting power with regard to 860,875 shares and sole dispositive power with regard to 2,810,225 shares. The address of T. Rowe Price Associates Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors, certain of our officers and beneficial owners of more than 10 percent of our outstanding Common Stock to file reports of ownership and changes in ownership of our Common Stock with the SEC and to send copies of such reports to us. For our current executive officers and Directors, the Company has taken on the administrative responsibility of filing the reports after we have received the necessary information.

Based solely upon a review of such reports and amendments thereto furnished to us and upon written representations of certain of such persons regarding their ownership of Common Stock, we believe that no such person failed to file any such report during 2015, except that within the required two business day reporting requirement imposed by the SEC, the Company did not timely file one Form 4 report on behalf of Colin Dyer with respect to one transaction.

CERTAIN RELATIONSHPS AND RELATED TRANSACTIONS

We discuss below the particular relationships the Company has with (i) BlackRock, Inc., (ii) The Vanguard Group, and (iii) T. Rowe Price, each beneficial owners of more than 5% of our Common Stock.

BlackRock, Inc.

In 2015, JLL provided brokerage services to BlackRock, Inc. and/or its affiliates in the ordinary course of business with customary consideration received by the Company in exchange for such services in the aggregate amount of $292,000.

The Vanguard Group

In 2015, JLL provided project and development services and capital markets group services to The Vanguard Group in the ordinary course of business with customary consideration received by the Company in exchange for such services in the aggregate amount of $1,065,000.

T. Rowe Price

In 2015, JLL provided corporate solutions and integrated facility management services to T. Rowe Price in the ordinary course of business with customary consideration received by the Company in exchange for such services in the aggregate amount of $616,861.

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INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For a number of years, KPMG LLP has been the independent registered public accounting firm that audits the financial statements of JLL and most of its subsidiaries. JLL expects that representatives of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at the Annual Meeting if they desire to do so.

Audit and Non-Audit Fees

The following table presents fees for the professional services that KPMG LLP rendered for the audit of the Company’s annual financial statements (including auditing the Company’s internal controls over financial reporting for purposes of Section 404 of the Sarbanes-Oxley Act of 2002), audit related fees, tax fees, and fees billed for other services during 2015 and 2014 (the fees shown are in thousands (000’s)).

	2015	2014
Audit Fees (1)	$6,879	$5,641
Audit Related Fees (2)	$1,071	$914
Tax Fees (3)	$358	$427
All Other Fees (4)	$0	$0
Total Fees	$8,308	$6,982

(1)	Audit Fees include those fees necessary to perform an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and quarterly reviews of the consolidated financial statements of JLL. This includes fees for review of the tax provision and fees for accounting consultations on matters reflected in the consolidated financial statements. Audit Fees also include services required by statute or regulation (foreign or domestic), such as comfort letters, consents, reviews of SEC filings, and statutory audits in non-U.S. locations.

(2)	Audit Related Fees are comprised of fees for employee benefit plan audits, internal control related matters and services not required by statute or regulation.

(3)	Tax Fees are comprised of fees for tax compliance, tax planning and tax advice. Tax planning and tax advice encompasses a diverse range of services, including consultation, research, and assessment of tax planning initiatives, assistance with tax audits and appeals, employee benefit plans and requests for rulings or technical advice from taxing authorities.

(4)	All Other Fees include all other non-audit services.

Pre-Approval of Audit and Permitted Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee has established a policy for pre-approval of audit and permitted non-audit services by the Company’s independent registered public accounting firm. At each of its meetings, the full Audit Committee considers, and approves or rejects, any proposed services and fee estimates that are presented by the Company’s management. The Chairman of the Audit Committee has been designated by the Audit Committee to consider approval of services arising between meetings that were not pre-approved by the Audit Committee. Services approved by the Chairman are ratified by the full Audit Committee at its next regular meeting. For each proposed service, the independent registered public accounting firm provides supporting documentation detailing the service and an estimate of costs. During 2015, the Audit Committee pre-approved all services performed by the independent registered public accounting firm.

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AUDIT COMMITTEE REPORT

As more particularly described above under “Corporate Governance Principles and Board Matters,” the Audit Committee of the Board is responsible for providing independent, objective oversight of JLL’s accounting functions and internal and disclosure controls. The Audit Committee is composed of five Directors, each of whom is independent as defined by the New York Stock Exchange listing standards in effect at the time of mailing of this Proxy Statement and by applicable Securities and Exchange Commission rules. The Audit Committee operates under a written charter, which has been approved by the Board of Directors and is available on the Company’s public website at www.jll.com.

Management is responsible for JLL’s internal and disclosure controls and its financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of JLL’s consolidated financial statements and the effective operation of internal controls over financial reporting, all in accordance with the standards of the Public Company Accounting Oversight Board (United States), and for issuing a report thereon. The Audit Committee’s responsibility is to oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2015 audited financial statements as well as the Company’s internal controls over financial reporting for which an attestation by such firm is required under Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee also discussed with the independent registered public accounting firm the matters required by the auditing standards of the Public Company Accounting Oversight Board (United States), including Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T. The Audit Committee also received written disclosures from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board (United States) regarding such firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with KPMG LLP that firm’s independence under the relevant standards. The Audit Committee also reviewed the selection, application and disclosure of our critical accounting policies pursuant to SEC Financial Release No. 60, “Cautionary Advice Regarding Disclosure of Critical Accounting Policies.”

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in JLL’s Annual Report on Form 10-K for the year ended December 31, 2015, which has been filed with the SEC.

The Audit Committee

David B. Rickard (Chairman)

Dame DeAnne Julius

Martin H. Nesbitt

Sheila A. Penrose
Ann Marie Petach

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THREE PROPOSALS TO BE VOTED UPON AT THE ANNUAL MEETING

Proposal 1

Election of Ten Directors

Our Nominating and Governance Committee has nominated ten directors for election at this year’s Annual Meeting. Except for Christian Ulbrich, our first-time nominee, all of the remaining nominees are current directors. We are proposing that our shareholders elect all of the ten nominees.

Accordingly, our Board unanimously recommends you vote FOR the election of each of the ten nominees listed below:

Hugo Bagué	Ming Lu	Ann Marie Petach
Samuel A. Di Piazza, Jr.	Martin H. Nesbitt	Shailesh Rao
Colin Dyer	Sheila A. Penrose	Christian Ulbrich
Dame DeAnne Julius

If elected, these Directors will serve one-year terms until JLL’s Annual Meeting of Shareholders in 2017 and until their successors are elected and qualify, or until their earlier death, resignation, retirement, disqualification or removal.

At the Annual Meeting, we will vote each valid proxy returned to JLL for the ten nominees listed above unless the proxy specifies otherwise. Proxies may not be voted for more than ten nominees for Director. While the Board does not anticipate that any of the nominees will be unable to stand for election as a Director at the 2016 Annual Meeting, if that is the case, proxies will be voted in favor of such other person or persons as our Board may designate.

We provide biographical information for each of the nominees above under the caption “Directors and Corporate Officers.” For each of the nominees, we also provide below a statement of their qualifications to serve as a member of our Board of Directors:

•	Hugo Bagué: As the chief human resources and safety officer for a complex global enterprise with a large number of employees, Mr. Bagué brings significant experience with employee relations, communications and compensation issues that are helpful to our Board’s oversight of a global firm whose most important assets are our people. Additionally, from his other operational responsibilities at Rio Tinto, which have increased significantly, Mr. Bagué contributes to our Board perspectives on public relations, procurement, information systems, and corporate sustainability. Most recently, he has provided significant input on evaluating our management of safety matters and communications with staff and outside contractors. His work for other multi-national companies provides insights into operating within different cultures, business environments, and legal systems, particularly in Continental Europe and also within the technology and healthcare industries, both of which are important to our future growth strategy.

•	Samuel A. Di Piazza, Jr.: Having risen to the most senior executive role within the world’s largest professional services firm, Mr. Di Piazza brings to our Board’s oversight responsibilities additional broad management experience within a multi-cultural, complex organization providing services to diverse client types across the globe. This includes managing and compensating a staff of highly trained and motivated professionals, developing and maintaining strong client relationships, infusing integrity and productivity into all aspects of a widely dispersed business, particularly within highly regulated environments, evaluating M&A opportunities, and pursuing sophisticated enterprise risk management techniques. Mr. Di Piazza also has significant accounting experience, including managing a tax practice and as part of standards setting organizations, that will help further inform our Board on related matters. His service on the Boards of other highly sophisticated organizations provides us with additional governance perspectives and experience with critical business issues including cyber-security. He has also been very involved in the development of sustainability and integrated reporting standards and practices, both of which disciplines are increasingly important to JLL.

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•	Colin Dyer: Mr. Dyer’s previous service as the chief executive officer for both a major international retailer and an entrepreneurial Internet-based business contributes a wide ranging perspective on all aspects of management, including operations, enterprise risk management, client relationship management, the use of technology, corporate finance, evaluation of M&A opportunities, talent management, marketing, and compensation structuring, all of which are important components of our Board’s oversight. Mr. Dyer also has broad international and cultural experience, which is critical to the proper functioning of a global firm like ours. His management consulting background and engineering discipline are useful in overseeing the development and implementation of corporate strategies. His previous service on the board of another public company, and his chairmanship of its audit committee, provide additional grounding to our Board in governance and the oversight of a complex business organization. Mr. Dyer’s more than ten years of service to JLL also serve to bridge the outside directors’ experiences with the particular culture and needs of the Company.

•	Dame DeAnne Julius: Within the increasingly complex and interconnected world in which JLL seeks to thrive, Dame DeAnne contributes an important global perspective on economics and government policy that is informed by the depth of her experience as the senior-most economist at major corporations, her involvement with organizations that are at the core of global financial policy making and, most recently, at a major educational institution. This has become increasingly compelling given the particularly dynamic nature of the geo-political aspects that are involved in the European Union, the United States, China, and the Middle East. Moreover, her current and previous directorships provide her with governance and oversight experience at complex, global public companies as well as a prominent professional services firm. She therefore contributes insights into energy, enterprise risk, environmental, healthcare/pharmaceutical, succession planning and client service issues that are also critical to growth businesses within JLL.

•	Ming Lu: Mr. Lu brings to the Board extensive knowledge about overseeing the development and operations of companies in Asia, and particularly China, one of the most important regions for our future growth potential. He has broad and deep experience in evaluating emerging market dynamics and integrating acquisitions, which has become increasingly important to our firm given the extent of our M&A activities during recent years. His experience in structuring compensation to motivate executive behavior that is aligned with our shareholders’ interests are useful to his service as the Chairman of our Compensation Committee. As a partner with one of the world’s most prominent private equity firms, Mr. Lu also contributes a general expertise in investment evaluation and management, enhancement of balance sheet and financial strength, entrepreneurialism, management of credit and credit agreements, and management of banking and investment banking relationships.

•	Martin H. Nesbitt: An alumnus of our investment management business from early in his career who has continued to be involved in the development and management of different types of real estate, Mr. Nesbitt brings significant experience to the Board that is central to the core of the Company’s mission and business. His experience as the co-founder and chief executive officer of an entrepreneurial real estate venture helps inform our Board’s oversight of the Company’s strategic development and marketing efforts, as well as the execution of its business plans. His more recent establishment of an investment fund focusing on industries such as education and healthcare will add private equity and public sector perspectives. Mr. Nesbitt’s involvement in the pursuit of Chicago’s Olympics bid for 2016 and leadership in the development of the Obama Presidential Library is useful to our Company’s continuing involvement in public-private initiatives and in city planning matters. Additionally, his urban, cultural and community activities enrich the Board’s oversight of the Company’s corporate social responsibility and diversity initiatives.

•	Sheila A. Penrose: Ms. Penrose, whose career at a significant banking organization culminated in her running its corporate business and serving as a member of its management committee, provides our Board with a depth of experience in client relationship management, all aspects of corporate finance and banking relationships, enterprise risk management, executive compensation and international business transactions. Her experience with a management consulting firm enhances our Board’s oversight of strategic development activities, evaluation of M&A opportunities, and succession planning. Her service on the board of directors of a major foodservice retailer enhances her contribution to our Board’s consideration of governance issues and the functioning of our Nominating and Governance Committee, which she chairs, and sophistication about branding and marketing matters. Ms. Penrose’s role as the Company’s non-executive chairman also gives her additional knowledge about our Company’s services and staff which is useful to our Board’s deliberations. Additionally, Ms. Penrose has been a vocal proponent of the benefits to corporations of diversity and community involvement, which has helped our Board discuss and promote those issues with our senior management.

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•	Ann Marie Petach: Ms. Petach’s career has included very senior finance and management positions at each of a major global manufacturing and an investment management business, as the result of which she contributes to our Board additional sophisticated financial acumen within the international arena, for example with currency exchange matters and with respect to relationships with banks and investment banks. She also has strategic and operational perspectives that are particularly useful to our LaSalle Investment Management business, including with respect to client relationships and the deployment of capital. In her first year of service to our Board, Ms. Petach has provided useful insights to many aspects of our enterprise risk management activities, such as our internal audit and Sarbanes Oxley practices, controls, productivity initiatives, and compliance within an increasingly heavily regulated environment. Moreover, she has experience with corporate disclosure and investor relations that inform our Board’s oversight of the securities aspects of a public company and engagement with shareholders.

•	Shailesh Rao: Having served in senior executive positions with Google and Twitter, two of the world’s most prominent and successful digital companies, Mr. Rao has extensive experience with developing and marketing systems that apply technology to social networking, search, data management and digital applications of business processes, all of which will inform the Board’s oversight of how the Company is using technology, data mining, and social networks as a core aspect of how it establishes and implements its business models and strategies. Mr. Rao’s experience has spanned the globe, which is consistent with our need for Board members with multi-cultural perspectives and an understanding of the business environment in different countries. His entrepreneurial activities are useful to our Board’s consideration of potential acquisitions and the Company’s establishment of new or adjacent service lines.

•	Christian Ulbrich: Mr. Ulbrich’s ten years of experience at JLL in total, the last seven of which have been as the CEO of our EMEA business and as a member of our Global Executive Board, will provide the Board with additional foundational information about the Company’s strategy, operations, the nature of its business and geographies, and its client relationships, as well as managing an integrated business in a multi-cultural environment. Mr. Ulbrich has been particularly involved in the Company’s development of on-line marketing and acquisition strategies, which will continue to be critical aspects of the Board’s oversight. His previous chief executive and other management roles with financial institutions will provide important perspectives on organizational leadership and on client needs and perspectives. Mr. Ulbrich’s current service on the Board of a major German public company in the residential sector will contribute comparative insights on corporate governance and organization.

Proposal 2

Non-binding advisory “say-on-pay” vote approving executive compensation

We are asking our shareholders to provide a non-binding say-on-pay advisory approval of the compensation of our Named Executive Officers as we have described it above in the “Executive Compensation” section of this Proxy Statement.

Our Board unanimously recommends you vote FOR the advisory say-on-pay vote approving executive compensation.

Our Board believes that that we have an executive compensation program that has proven itself over the years to have retained top-quality executives who have been appropriately motivated to act in the best interests of our shareholders, clients, staff and the other constituencies who interact with a global organization such as ours. We believe we have a program that encompasses the attributes of best-practices in compensation, including:

•	Pay-for-performance philosophy, with significant upward and downward flexibility built to correspond to the financial results of an inherently cyclical business;

•	Balanced mix of short- and long-term focused compensation;

•	Significant use of equity to align with shareholder interests;

•	No tax gross-ups and limited use of perquisites;

•	Limited benefits in the event of a change in control, with double-trigger requirement for severance benefits and accelerated vesting of equity awards under our long-term incentive plans;

•	Limited severance benefits;

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•	Recapture of certain incentives in the event of a subsequent restatement of financial statements; and

•	Features to mitigate the use of overly-risky strategies that do not serve the longer-term sustainability of the organization.

Accordingly, our Board requests that our shareholders vote to approve our executive compensation program. While this vote is not binding on our Company, it will provide information to our Compensation Committee and our management regarding investor sentiment about our executive compensation philosophy, policies and practices. We will consider this information when determining executive compensation for 2016 and beyond.

Proposal 3

Ratification of appointment of independent registered public accounting firm

The Audit Committee has appointed the firm of KPMG LLP as JLL’s independent registered public accounting firm for 2016. A proposal to ratify this appointment will be presented at the 2016 Annual Meeting. We are asking our shareholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2016.

The Board unanimously recommends you vote FOR ratification of such appointment.

The Audit Committee retains the right to appoint a substitute independent registered public accounting firm at any time during 2016 for any reason whatsoever.

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PROXY DISTRIBUTION AND SOLICITATION EXPENSE

JLL is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access any proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

We have hired Broadridge Investor Communications Solutions, Inc. to assist us in the distribution of our proxy materials (but not for the solicitation of proxy votes). We will pay Broadridge customary fees, costs and expenses for these services.

We have hired D.F. King & Co., Inc. to assist us in the solicitation of votes. We will pay D.F. King a fee of $9,500 plus customary costs and expenses for their services. We have agreed to indemnify D.F. King against certain liabilities arising out of or in connection with their services.

Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareholders. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareholders.

Proxy Statement	P a g e | 71

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 27, 2016.

JONES LANG LASALLE INCORPORATED

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 14, 2016
Date: May 27, 2016 **Time:** 1:00 PM
Location: The Aon Centre
200 East Randolph Drive
46th Floor
Chicago, Illinois 60601

JONES LANG LASALLE

JONES LANG LASALLE INCORPORATED
200 E RANDOLPH DR.
CHICAGO, IL 60601

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

E08904-P74111

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT ANNUAL REPORT

How to View Online:
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 13, 2016 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

E08905-P74111

Voting Items

The Board of Directors recommends you vote FOR the following proposals:

   Nominees:

   1a. Hugo Bagué

   1b. Samuel A. Di Piazza, Jr.

   1c. Colin Dyer

   1d. Dame DeAnne Julius

   1e. Ming Lu

   1f. Martin H. Nesbitt

   1g. Sheila A. Penrose

   1h. Ann Marie Petach

   1i. Shailesh Rao

   1j. Christian Ulbrich

E08906-P74111

JONES LANG LASALLE

JONES LANG LASALLE INCORPORATED
200 E RANDOLPH DR.
CHICAGO, IL 60601

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E08900-P74111

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JONES LANG LASALLE INCORPORATED

The Board of Directors recommends you vote FOR the following proposals:

Nominees:	**For**	**Against**	**Abstain**
1a. Hugo Bagué	☐	☐	☐
1b. Samuel A. Di Piazza, Jr.	☐	☐	☐
1c. Colin Dyer	☐	☐	☐
1d. Dame DeAnne Julius	☐	☐	☐
1e. Ming Lu	☐	☐	☐
1f. Martin H. Nesbitt	☐	☐	☐
1g. Sheila A. Penrose	☐	☐	☐
1h. Ann Marie Petach	☐	☐	☐
1i. Shailesh Rao	☐	☐	☐
1j. Christian Ulbrich	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees for director and FOR the ratification of the appointment of KPMG, and, in the discretion of the proxies, with respect to such other business as may properly come before the meeting.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E08901-P74111

JONES LANG LASALLE INCORPORATED
Annual Meeting of Shareholders
May 27, 2016 1:00 PM
This proxy is solicited by the Board of Directors

The 2016 Annual Meeting of Shareholders of Jones Lang LaSalle Incorporated will take place on Friday, May 27, 2016, beginning at 1:00 P.M., local time, at the offices of our Company located at the Aon Centre, 200 East Randolph Drive, 46th Floor, Chicago, Illinois 60601. The undersigned hereby appoints Colin Dyer and Mark J. Ohringer, and each of them, with full power of substitution, to represent the undersigned and as proxies to vote all the Common Stock of Jones Lang LaSalle Incorporated which the undersigned has power to vote, with all powers which the undersigned would possess if personally present at the Annual Meeting of Shareholders to be held on May 27, 2016, or at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees for director, FOR the proposals 2 and 3, in the discretion of the proxies, with respect to such other business as may properly come before the meeting.

Continued and to be signed on reverse side